FIRST AMENDMENT TO REORGANIZATION AGREEMENT

     This First Amendment to Reorganization Agreement ("First Amendment") is entered into as of the 11th day of June, 2001, by and between AMERINET GROUP.COM, INC., a Delaware corporation ("AmeriNet"); and RANDALL K. FIELDS, a Utah resident, and RIVERVIEW FINANCIAL CORP., a California corporation (collectively, the "Park City Group's Participants ").

                                    RECITALS

     WHEREAS, AmeriNet and the Park City Group's Participants previously entered
into  that   certain   Reorganization   Agreement,   dated  May  31,  2001  (the
"Reorganization Agreement"); and

     WHEREAS, AmeriNet and the Park City Group's Participants desire to amend the Reorganization Agreement as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AmeriNet and the Park City Group's Participants agree that the Reorganization Agreement shall be amended as follows:

     1.   Definitions.

          Terms used in this First Amendment and not otherwise defined herein shall have the same meanings as are set forth for such terms in the Reorganization Agreement.


     2. Shares to be Issued and Effect on Capital Stock. Section 2.1B is hereby amended to (a) supplement the definition of "Z = Post-Closing Shares" and (b) change the definition of "N = AmeriNet Stock Prior to Closing" to increase the number of $.22 warrants, delete the last clause of the first sentence of this definition, and add the actual number agreed to by the Parties, as follows:

          Z = Post-Closing Shares. This number equals the number of shares of AmeriNet common stock at Closing which is equal to the sum of the AmeriNet Stock Prior to Closing and the Exchange Shares. On June 11, 2001, the Parties agreed that this number equals 150,300,000 shares.

          N = AmeriNet Stock Prior to Closing. This number equals all of the outstanding shares of AmeriNet common stock immediately prior to Closing, after the conversion of all AmeriNet debt into AmeriNet Class A Preferred Stock, the conversion of all AmeriNet Class A Preferred Stock into common stock, the exercise of the Yankees Warrant into common stock, the issuance of all shares sold in connection with the Private Placement prior to Closing, the exercise into common stock of all other warrants held by Yankees (except for a warrant to purchase up to 1,000,000 shares of AmeriNet common stock at an exercise price of $.22 per share), the exercise of all rights to acquire AmeriNet common stock for all such rights that have an exercise price of less than $.25 per share. deleted text "and the deemed exercise of all other rights to acquire AmeriNet common stock."end deleted text On June 11, 2001, the Parties agreed that this number equals 39,000,000 shares. This number excludes a total of 300,000 shares that may be issued to Jonathan Eichner and Edward Elenson for finders fees.

     3. Park City Group Exhibits. The Park City Group's Exhibits are hereby amended in their entirety as attached hereto as Exhibit A.

     4. AmeriNet Exhibits. The AmeriNet's Exhibits are hereby amended in their entirety as attached hereto as Exhibit B.

     5. Revision of Covenants. Section 4.3G.2 will be revised to increase the remaining warrant to 1,000,000 shares at $.22 per share.

     6. Termination of the Park City Group's Participants Condition Precedent; Riverview Agreement. Section 5.2M is hereby deleted in its entirety.

     7. No Other Amendment. Except as expressly amended pursuant to this First Amendment, the terms of the Reorganization Agreement shall remain in full force and effect.

     8. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

                AMERINET GROUP.COM, INC., a Delaware corporation


                                            By:       /s/ Edward Dmytryk
                                            Its:          President


                       RANDALL K. FIELDS, a Utah resident


                                                     /s/ Randall K. Fields

               RIVERVIEW FINANCIAL CORP., a California corporation

                                            By:      /s/ Randall K. Fields
                                            Its:         President

                                       A-1
                                    EXHIBIT A

                        AMENDED PARK CITY GROUP EXHIBITS

                        AMENDED PARK CITY GROUP EXHIBITS
            PARK CITY GROUP'S DECLARANTS' EXHIBITS - AMENDMENT NO. 1

     The following Exhibits are being delivered by Park City Group's Declarants pursuant to the Reorganization Agreement, dated May 31, 2001, between Randall K. Fields, a Utah resident, Riverview Financial Corp., a California corporation, and AmeriNet Group.com, a Delaware corporation (the "Reorganization Agreement").

     Any information disclosed in one Exhibit shall be deemed to be disclosed in all Exhibits to which such information is applicable. References to Articles, Sections, Paragraphs, and Exhibits shall mean the Articles, Sections, Paragraphs and Exhibits of the Reorganization Agreement and/or these Exhibits. These Exhibits are incorporated by reference into and shall be deemed a part of the Reorganization Agreement.

     No reference in these Exhibits to any agreement or documents shall be construed as an admission or indication to any other party other than AmeriNet Group.com that such agreement or document is enforceable or currently in effect under such agreement or document. No disclosure in these Exhibits relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication to any party other than AmeriNet Group.com that any such breach or violation exists or has actually occurred.

     Capitalized terms not otherwise defined in these Exhibits shall have those meanings attributed to them in the Reorganization Agreement.

                                  EXHIBIT 2.1.C
                      PARK CITY GROUP'S PARTICIPANTS' DATA

------------------------------------- -------------------------- ------------------ -------------------------
Shareholder                           Park City Group Shares     %                  AmeriNet Shares
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Fields, Randall K.                    3,750,000                  14.49%             16,083,900
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Riverview Financial Corp.             20,500,000                 79.21%             87,923,100
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Bowman, Lee                           31,250                     .12%               133,200
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Jones, William and Lois               7,844                      .03%               33,300
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Franks, Tony                          20,708                     .08%               88,800
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Quinn, Paul                           750,000                    2.90%              3,219,000
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Holman, Larry                         500,000                    1.93%              2,142,300
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
Reserve                               320,334                    1.24%              1,376,400
------------------------------------- -------------------------- ------------------ -------------------------
------------------------------------- -------------------------- ------------------ -------------------------
                                      25,880,136                 100%               111,000,000
------------------------------------- -------------------------- ------------------ -------------------------


                                 EXHIBIT 3.1.B.2
                         PARK CITY GROUP CAPITALIZATION

1.  Outstanding Park City Group Common Stock and Shareholders
------------------------------------------------------- ---------------------
Shareholder                                             Shares
------------------------------------------------------- ---------------------
Amis, Jeffrey                                           479
Baker, Wade, H.                                         6,562
Bennion, Richard and Sandra                             4,583
Blackley, Todd                                          4,340
Bowman, Lee                                             31,250
Dalling, Roger O.                                       903
Evans, Edmund Miles                                     3,138
Fields Children's Trust  (Larry Holman, Trustee)        250,000
Fields, Randall K.                                      3,750,000
Fine, Janet                                             875
Frank, Tony                                             20,708
Gray, Robert                                            1,156
Holman, Larry                                           500,000
Jackson, Jeff and Sarah                                 9,722
Jones, William and Lois                                 7,844
Malon, Laura and Kevin                                  847
Park, Randall and Jeninne                               12,633
Quinn, Paul                                             750,000
Riverview Financial Corp.                               20,500,000
Schmidt, Rod                                            2,570
Shirey, Edgar and Patricia                              1,652
Shirey, Patricia Ann                                    923
Wai, Lavita                                             14,161
Weeks, Cheryl A.                                        1,846
Wells, Marisue D.                                       1,652
Young, David Siebach                                    2,292
Total                                                   25,880,136

2. Registration Rights. One current shareholder, Larry Holman, has piggy-back registration rights with respect to one-third of his shares of Park City Group. It is understood that such rights will be assumed by AmeriNet in connection with the Reorganization Agreement to which these Exhibits are a part.

3. Series A Convertible Preferred Stock. Pursuant to a Certificate of Designation of Preferences of Series A Convertible Preferred Stock of Park City Group, Inc., Park City Group has designated , but has not yet issued, Series A Convertible Preferred Stock.

                                 EXHIBIT 3.1.B.4
                      OBLIGATION TO ISSUE OR RESERVE STOCK

1.  Outstanding Options to Purchase Park City Group Common Stock

     Park City Group has established two stock option plans: (1) 1993 Equity Incentive Plan, established January 29, 1993, as amended, and (2) 1993 Directors Stock Option Plan, established December 28, 1993, as amended. A total of 4,800,000 shares are reserved under the 1993 Equity Incentive Plan. A total of 300,000 shares are reserved under the 1993 Directors Stock Option Plan. Most outstanding options have been granted pursuant to one of these plans. Park City Group also adopted a bonus plan in 1998, which provided for issuance of options to certain employees dependent upon achievement of certain revenue and net income levels. Because these thresholds were not achieved, these option grants were cancelled.

     All options expire ten years following the date of grant. In addition, all options expire 90 days following the termination of the option holder's employment with Park City Group. Several vesting schedules have been used by Park City Group in granting options pursuant to its option plans:

     A. Provides for a six-year vesting schedule, with 16.667% vesting one year from the date of grant and 1.389% vesting each month thereafter.

     B. Provides for a four-year vesting schedule, with 25% vesting one year from the date of grant and 25% vesting each year thereafter.

     C. Provides for a four-year vesting schedule, with 40% vesting one year from the date of grant and 1.667% vesting each month thereafter.

     AmeriNet has been provided copies of the 1993 Equity Incentive Plan, as amended, and 1993 Directors Stock Option Plan, as amended, as well as the 1998 Bonus/Option Plan. AmeriNet has also been provided sample stock option agreements. The table below provides information related to the options to purchase Park City Group's Common Stock outstanding as of May 30, 2001.

------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Name                                 Original        Reissuance    Vesting      Shares     Exercise    Vested
                                     Grant Date      Date          Schedule                Price
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Broadhead, Shaun                     9/14/95         1/19/96       B            3,500      $1.00       3,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            3,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            8,500      $1.00       8,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            4,500      $1.00       4,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            5,000      $1.00       3,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         24,500                 23,250
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Dixon, William                       2/20/95         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            7,000      $1.00       7,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            1,500      $1.00       1,125
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         12,500                 12,125
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Doll, Carolyn F.                     9/14/95         1/19/96       B            10,000     $1.00       10,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            10,000     $1.00       10,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            30,000     $1.00       30,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            7,500      $1.00       7,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         57,500                 57,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Doll, Drew F.                        9/14/95         1/19/96       B            10,000     $1.00       10,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            3,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            20,000     $1.00       20,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            12,500     $1.00       12,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         45,000                 45,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------


Eck, Cynthia                         2/20/95         1/19/96       B            1,500      $1.00       1,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            3,500      $1.00       3,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            3,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            2,875      $1.00       2,156
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         14,375                 13,656
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Evans, Richard C.                    2/20/95         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            500        $1.00       500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/06       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            9,500      $1.00       9,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            3,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            3,000      $1.00       2,250
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         19,000                 18,250
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Ganasky, Dave                        1/20/98                       B            3,000      $1.00       1,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            3,750      $1.00       2,813
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         6,750                  4,313
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Greenland, Robert                    2/17/97                       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            1,500      $1.00       1,125
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         2,500                  2,125
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Imparato, Nicholas J.                7/10/92                       B            125,000    $0.40       125,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         125,000                125,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------


Jinaraj, Liji                        11/13/98                      B            1,000      $1.00       500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         1,000                  500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Kalautt, Judy                         1/20/98                       B            3,000      $1.00       2,250
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            3,750      $1.00       2,813
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         6,750                  5,063
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Klautt, Warren                       1/20/98                       B            5,000      $1.00       3,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            5,000      $1.00       3,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         10,000                 7,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Kleinman, Jennifer                   1/29/93         1/19/96       A            750        $0.04       750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     10/25/93        1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/20/95         1/19/96       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            1,500      $1.00       1,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       A            3,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            8,500      $1.00       8,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            3,200      $1.00       3,200
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            4,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         23,950                 22,950
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Litster, Andre N.                    1/19/96         1/19/96       B            500        $1.00       500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            10,000     $1.00       10,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            1,000      $1.00       750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         14,000                 13,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------


Oldham, June Ann                     2/20/95         1/19/96       B            500        $1.00       500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            1,000      $1.00       1,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            12,000     $1.00       12,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            2,500      $1.00       1,875
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         19,500                 18,875
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Peressini, Bob                       9/14/95         1/19/96       B            3,500      $1.00       3,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            5,500      $1.00       5,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            5,000      $1.00       3,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         18,000                 16,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Wagnon, Jay                          1/20/98                       B            1,000      $1.00       750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         1,000                  750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
White, Larry                         2/20/95         1/19/96       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            3,500      $1.00       3,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            5,000      $1.00       5,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            10,000     $1.00       10,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            1,000      $1.00       750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         24,000                 23,750
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------


Wiggins, Jill                        2/20/95         1/19/96       B            2,000      $1.00       2,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     9/14/95         1/19/96       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/19/96         1/19/96       B            5,000      $1.00       5,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     6/14/96                       B            2,500      $1.00       2,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     2/17/97                       B            1,500      $1.00       1,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
                                     1/20/98                       B            4,000      $1.00       3,000
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Total for Option Holder                                                         17,500                 16,500
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------
Totals                                                                          443,325                428,107
------------------------------------ --------------- ------------- ------------ ---------- ----------- -----------

2. Stock Pledge and Security Agreement Pursuant to a Stock Pledge and Security Agreement between Cooper Capital, LLC and Riverview Financial Corp., dated effective January 1, 2001, and acknowledged and joindered by Park City Group, Park City Group may be required, under certain circumstances, to deliver to Cooper Capital, LLC stock certificates representing shares of stock of Park City Group in addition to those already delivered by Riverview to Cooper Capital pursuant to the Pledge Agreement. A copy of this agreement has been provided to AmeriNet.


3. Obligation to Issue Stock to Wm. Dunlavy. William Dunlavy, an employee of Fresh Market Manager, LLC, has indicated that he may be entitled to certain interests in Fresh Market Manager in connection with that certain Employment Agreement between Mr. Dunlavy and Fresh Market Manager, dated as of July 1, 1999 (a copy of which has been provided to AmeriNet). Although Park City Group disagrees that Mr. Dunlavy is entitled to any interests in Fresh Market Manager, Park City Group may issue shares of its common stock to Mr. Dunlavy in exchange for any interests Mr. Dunlavy may have in Fresh Market Manager.

4. Obligation to Issue Preferred Stock upon Conversion of Indebtedness to Riverview Financial Corp. See Exhibit 3.1.D(5), (7) and (8).

5. Convertible Series A Preferred Stock. Pursuant to a Certificate of Designation of Preferences of Series A Convertible Preferred Stock of Park City Group, Inc., Park City Group is obligated to reserve a certain number of shares of Series A Preferred Stock, as well as a sufficient number of shares of Park City Group Common Stock issuable upon conversion of the Series A Convertible Preferred Stock. Pursuant to the Certificate of Designation, Park City Group is obligated to convert outstanding shares of Series A Convertible Preferred Stock into common stock of Park City Group, at the option of the holders of such Series A Convertible Preferred Stock.

                                 EXHIBIT 3.1.D
                ACCEPTABLE LIABILITIES AND PERMITTED ENCUMBRANCES

1.       Services Owed

------------------------------------------------------- ---------------------
CUSTOMER                                                AMOUNT
------------------------------------------------------- ---------------------
3COM                                                    $250,000.00
AHOLD                                                   $18,863.48
BATH & BODY WORKS                                       $51,866.38
BIG DOG SPORTS WEAR                                     $11,285.31
BISCUITVILLE                                            $8,532.61
BOOTS                                                   $124,241.25
BUSCH ENTERTAINMENT                                     $55,533.33
CRATE & BARREL (EURO-MARKET)                            $583.33
FOOT ACTION USA                                         $4,684.25
HOLIDAY COMPANY                                         $300.00
HOME DEPOT                                              $27,837.83
MARTIN & BAILY                                          $8,435.00
MURRAY'S DISCOUNT AUTO                                  $10,565.63
PACIFIC SUNWEAR                                         $12,749.82
PEACOCK                                                 $50,967.15
PIGGLY WIGGLY                                           $26,661.51
SHEETZ INC.                                             $70,698.58
UNIVERSAL STUDIOS                                       $5,195.31
VICTORIA SECRET                                         $5,236.32
WAWA                                                    $103,349.33
WILLIAM SONOMA                                          $6,325.24

TOTAL                                                   $853,911.66
                                                        -----------

2.  Accounts Payable

------------------------------------------------------- ----------------------
VENDOR                                                  AMOUNT
------------------------------------------------------- ----------------------
AFCO                                                    $8,101.92
AMERICAN EXPRESS                                        $37,660.98
ANDERSON LUMBER                                         $23.94
AT&T METROCALL                                          $21.29
AVATAR MOVING SYSTEMS                                   $335.50
CHUCK ROE                                               $519.21
SAVAS GREEN & COMP.                                     $26,404.82
UNICYN FUNDING GROUP                                    $317.54
DFS ACCEPTANCE                                          $125.45
HELLO DIRECT                                            $361.98
FENWICK & WEST                                          $3,035.62
FEDERAL EXPRESS                                         $535.84
FIRST EQUIPMENT COMP.                                   $554.48
RANDY FIELDS                                            $3,011.65
FLUID TECHNOLOGY INC.                                   $79.69
FORBES MAGAZINE                                         $119.89
GREAT AMERICAN LEASING                                  $186.67
HARTZOG CONGER & CASON                                  $8,971.67
JONES, WALDO, HOLBROOK                                  $55.50
MAXIM GROUP                                             $4,000.00
THE MAIL MUCKERS                                        $98.44
MADSON & METCALF                                        $5,538.04
QUESTAR                                                 $148.36
NEWSPAPER AGENCY CORP.                                  $478.80
NETWORKWISE, INC.                                       $135.00
PARK RECORD                                             $32.00
PLATINUM SOFTWARE                                       $748.07
QUEST SOFTWARE                                          $175.00
SNELL & WILMER                                          $2,185.10
SPAN SYSTEMS                                            $35,200.00
SUMMIT SELF-STORAGE                                     $440.00
SWIRE COCA-COLA, USA                                    $134.32
TEL AMERICA                                             1,955.70
QWEST                                                   $3,797.41
PARK CITY MAIN STREET MALL                              $11,717.58
WAXIE SANITARY SUPPLY                                   $121.08
WINN DIXIE                                              $200.00

TOTAL                                                   $157,528.54
                                                        ------------

3. $150,000 Bank One Grid Promissory Note, issued by Park City Group November 17, 2000, to be repaid at an annual interest rate of 1% above the Prime Rate, as announced by Bank One. Interest shall be paid monthly, with all outstanding principal and accrued interest due and payable on November 17, 2001. This Note is secured by all of Park City Group's accounts with Bank One.

4. $2,750,000 Cooper Capital, L.L.C. Promissory Note, issued by Park City Group April 5, 2001 and effective January 1, 2001 (in conjunction with the Master Agreement described on Exhibit 3.1.F), to be repaid at an annual interest rate of 10% per annum. Interest is payable monthly. $1 million in principal is due December 20, 2001; $500,000 in principal is due June 20, 2002; the outstanding balance of principal and accrued interest is due December 20, 2002.

5. $1,110,713.88 Riverview Financial Corp. Promissory Note, issued by Park City Group on April 5, 2001 in favor of Riverview Financial Corp., to be repaid at an annual interest rate of 10%. Principal and accrued interest are due and payable in full on December 31, 2002. Riverview Financial Corp. has the right to convert this note into Park City Group preferred stock at any time.

6. $250,000 Bank One Promissory Note, representing a revolving line of credit, originally issued by Fresh Market Manager, LLC, a subsidiary of Park City Group, in favor of Bank One, Utah, N.A., on April 10, 2001, to be repaid at a variable interest rate, with outstanding principal and accrued interest due and payable on March 10, 2002. Interest is payable monthly. This obligation, originally guaranteed by Park City Group, has been assumed by Park City Group on behalf of Fresh Market Manager.

7. $1,675,000 Riverview Financial Corp. Promissory Note, issued by Park City Group on January 1, 2000 in favor of Riverview Financial Corp., to be repaid at an annual interest rate of 8%. Principal and accrued interest are due and payable in full on December 31, 2002. Riverview Financial Corp. has the right to convert this note into Park City Group preferred stock at any time.

8. $475,000 Riverview Financial Corp. Promissory Note, issued by Park City Group on January 1, 2000 in favor of Riverview Financial Corp., to be repaid at an annual interest rate of 8%. Principal and accrued interest are due and payable in full on December 31, 2002. Riverview Financial Corp. has the right to convert this note into Park City Group preferred stock at any time.

9. $250,000 3COM Note, issued by Park City Group on or around May 18, 1998, pursuant to which note Park City Group is obligated to provide to 3COM Corporation certain services valued at approximately $250,000 in exchange for services provided to Park City Group by 3COM, pursuant to a Partnering Agreement between Park City Group and 3COM, dated May 18, 1998. Because 3COM has failed to satisfy its obligations to Park City Group under the Partnering Agreement, Park City Group does not believe that it is, or will become, obligated to provide these services or repay the note; however, this position has not been confirmed in writing.

10.  UCC Liens

---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
RECORD NUMBER    EXPIRATION DATE    FILING DATE     SECURED PARTY               COLLATERAL               CURRENT STATUS
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
00674402         03/27/2005         03/27/2000      Bank One Commercial Loan    All Securities,          Obligation Outstanding
                                                                                Commodity Contracts,
                                                                                Financial Assets
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
95461979         11/22/2005         11/22/1995      Silicon Valley Bank         All Goods, Equipment,    Obligation Assigned
                                                                                Inventory and C/R        to Riverview
                                                                                                         Financial Corp.
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
96512594         03/20/2001         03/20/1996      AT&T Capital Leasing        Equipment/Lease          Obligation Satisfied
                                                                                #00522104
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
96531651         08/13/2001         08/13/1996      Sanwa Leasing Corporation   5 Dim Pentium Computers  Obligation Satisfied
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
97554728         02/18/2002         02/18/1997      Leasetec Corporation        Electronic Data          Obligation Satisfied
                                                                                Processing Equipment
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------
97555594         02/24/2002         02/24/1997      First Equipment             Equipment Listed         Obligation Satisfied
                                                    Company/Trans-america
                                                    Business Credit
---------------- ------------------ --------------- --------------------------- ------------------------ -----------------------

11.  See Exhibit 3.1.M, Note 11, "Commitments and Contingencies."

12.  See Exhibit 3.1.B.4(2), "Stock Pledge and Security Agreement."

13.  See Exhibit 3.1.E, "Tax Obligations and Liens."

                                      3.1.E
                            TAX OBLIGATIONS AND LIENS

1.  Unpaid Federal, State, Local and Foreign Taxes

    a. California Corporate Franchise Tax. Riverview Financial Corp., a significant shareholder of Park City Group, is currently in the process of paying its State of California annual franchise taxes outstanding for 1999 for Riverview Financial Corp., Park City Group and other subsidiaries of Riverview which are qualified to do business in California.

    b. Outstanding Federal Tax Obligations. For estimated federal income tax obligations owed by Park City Group for 1999 and 2000, see Exhibit 3.1.M, Note 2, "Income Taxes." Park City Group has not yet filed 2000 federal income tax returns. Park City Group may file amended federal income tax returns for 1999.

2.  Consolidated Tax Returns, State and Federal

          Park City Group files a consolidated federal tax return with Riverview Financial Corp. and the following subsidiaries of Riverview: MF
          Holdings, Inc., LPB Holdings, Inc., La Petite Boulangerie, Inc., Fields Aviation, Inc., Fields Petroleum, Inc., and FSG Holdings, Inc.

          In addition, Park City Group filed consolidated income tax returns in the following states for 1999 with Riverview Financial Corp., MF Holdings, Inc., LPB Holdings, Inc., La Petite Boulgerie, Inc., Fields Aviation, Inc., Fields Petroleum, Inc. and FSG Holdings, Inc.:
          Arizona, California, Florida, Georgia, Illinois, Kentucky, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Wisconsin.

          In 1998, Park City Group filed consolidated state income tax returns in the following states with the same entities listed in the previous sentence: Arizona, California, Florida, Georgia, Illinois, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Texas, Utah, Virginia, and Wisconsin.

3.  Tax Indemnity, Sharing or Allocation Agreements

          Tax Allocation and Indemnification Agreement. Park City Group is a party to a Tax Allocation and Indemnification Agreement, dated March 5, 1993, originally by and between Riverview Financial Corporation, Mrs. Fields Inc. and MF Holdings, Inc., a copy of which has been provided to AmeriNet.

4.  Tax-Related Security Interests

         None

                                  EXHIBIT 3.1.F
                    PARK CITY GROUP SUBSIDIARIES, AFFILIATES
                         AND INTERESTS IN OTHER ENTITIES

1. Fresh Market Manager. Fresh Market Manager, LLC, a Utah limited liability company, is a wholly-owned subsidiary of Park City Group, subject to the potential interest of Will Dunlavy in Fresh Market Manager, as described in
     Exhibit 3.1.B.4(3).

     a. Acquisition of Cooper Capital's Membership Interests in Fresh Market Manager, LLC.

          Master Agreement; Assignment and Assumption of Membership Interests. Pursuant to a Master Agreement between Cooper Capital, LLC, Fresh Market Manager, LLC, Riverview Financial Corp., Park City Group, and Randall K. Fields, dated effective January 1, 2001 (the "Master Agreement," a copy of which has been provided to AmeriNet), as well as an Assignment and Assumption of Membership Interest between Cooper Capital, LLC, Fresh Market Manager, LLC, Park City Group and Randall
          K. Fields, dated effective January 1, 2000 (the "Cooper Assignment," a copy of which has been provided to AmeriNet), Park City Group acquired all of Cooper Capital's 50% interest in Fresh Market Manager, LLC.

          The  Master  Agreement   includes   certain  business   covenants  and
          obligations of Park City Group and Fresh Market Manager, such as covenants related to the operation of the respective companies' business, executive compensation, related party transactions, stock dividends and distributions, liens and indebtedness, as well as other covenants. Pursuant to the Cooper Assignment, Park City Group and Fresh Market Manager are subject to certain business covenants and obligations, similar to those included in the Master Agreement.

          Cooper Capital Note. Park City Group acquired Cooper Capital's 50% interest in Fresh Market Manager, LLC in exchange for $1,110,713.88 in cash loaned to Park City Group by Riverview Financial Corp. and transferred to Cooper Capital (see Exhibit 3.1.D (5)) and a Secured Promissory Note issued by Park City Group to Cooper Capital in the principal amount of $2,750,000, (See Exhibit 3.1.D (4).) (The "Cooper Capital Note"). As security for the Cooper Capital Note, Park City Group has pledged all of the membership interests in Fresh Market Manager, LLC to Cooper Capital, pursuant to a Membership Interest Pledge and Security Agreement between Cooper Capital and Park City Group and dated effective January 1, 2001, a copy of which has been provided to AmeriNet. Pursuant to the Membership Interest Pledge and Security Agreement, Park City Group and Fresh Market Manager are subject to certain business covenants and obligations, similar to those included in the Master Agreement.

          Stock Pledge and Security Agreement. As additional security for the Cooper Capital Note, Riverview Financial Corp. pledged certain of its shares of Park City Group to Cooper Capital, LLC pursuant to a Stock Pledge and Security Agreement (the "Stock Pledge Agreement") between Cooper Capital, LLC and Riverview Financial Corp. to which agreement Park City Group executed a Joinder Acknowledgement and Agreement, also dated effective January 1, 2001, copies of which agreements have been provided AmeriNet.

          Pursuant to a Stock Pledge Agreement, Park City Group may be required, under certain circumstances, to deliver to Cooper Capital, LLC stock certificates representing shares of stock of Park City Group in addition to those already delivered by Riverview to Cooper Capital pursuant to the Pledge Agreement. In addition, pursuant to the Stock Pledge Agreement, Riverview and Park City Group are subject to certain business covenants and obligations, similar to those included in the Master Agreement.

          Guaranty. As additional security for the Cooper Capital Note, Fresh Market Manager, Riverview, Randall K. Fields and William D. Dunlavy (each, a "Guarantor," and collectively the "Guarantors") entered a Guaranty Agreement, dated as of January 1, 2001 (the "Guaranty"), pursuant to which the Guarantors, jointly and severally, guaranteed the satisfaction of all Park City Group's obligations under the Cooper Capital Note. Pursuant to the Guaranty, any debt or obligation owed by Park City Group to a Guarantor is subordinated to the obligations of Park City Group to Cooper Capital under the Cooper Capital Note, with the exception of a working capital revolver for ordinary business purposes of up to $1,000,000 provided Park City Group by Riverview or Mr. Fields, as long as no event of default under the Cooper Capital Note exists. Under the Guaranty, the Guarantors are subject to certain business covenants and obligations similar to those included in the Master Agreement. The Guaranty is secured by much of the same assets which collateralize the Cooper Capital Note and other obligations of Park City Group to Cooper Capital. A copy of the Guaranty has been provided to AmeriNet.

     b. Acquisition of Randall K. Field's Membership Interests in Fresh Market Manager, LLC. Randall K.

          Fields transferred his entire 50% membership interest in Fresh Market Manager to Riverview Financial Corp. pursuant to an Assignment and Assumption of Membership Interest between Randall K. Fields, Riverview Financial Corp. and Park City Group, dated April 5, 2001. A copy of this Agreement has been provided to AmeriNet.

          Pursuant to an Assignment and Assumption of Membership Interest between Riverview Financial Corp. and Park City Group, also dated April 5, 2001 (a copy of which has been provided to AmeriNet), Park City Group then acquired all of Riverview's 50% interest in Fresh Market Manager, LLC, making Park City Group the sole member of Fresh Market Manager.

2. Other Park City Group Affiliates. Park City Group is a subsidiary of Riverview Financial Corp., a California corporation, and is affiliated with several subsidiaries of Riverview, including LPB Holdings, Inc., MF Holdings, Inc., La Petite Boulangerie, Inc., Fields Aviation, Inc., Fields Petroleum, Inc. and FSG Holdings, Inc.

                                 EXHIBIT 3.1.G.5
                                EMPLOYEE BENEFITS

1. Benefit Plans. The following benefits are provided to employees of Park City Group who are regular full-time employees working thirty or more hours per week and who have been employed by Park City Group for at least one month:
------------------------------------------------ ----------------------
Benefit                                          Provider
------------------------------------------------ ----------------------
Medical Insurance                                 United Health Care*
Dental Insurance                                  The Principal Financial Group
Voluntary Life Insurance                          UNUM
Life Insurance                                    Prudential
Long Term Disability Insurance                    Prudential
401(k) Retirement Savings Plan                    The Principal Financial Group


* It is anticipated that in June 2001 Park City Group's medical insurance provider will change to Blue Cross and Blue Shield of Utah.

                                 EXHIBIT 3.1.H.2
                               MATERIAL CONTRACTS

1. Park City Group has executed agreements with the following customers, which agreements are currently in effect and copies of which have been made available to AmeriNet.

AHOLD
Bath & Body Works Big Dog Sports Wear Bi-Lo Chevron Products Company G & G Oil Haggar Clothing Holiday Company Home Depot Limited, Inc.
Pacific Sunwear
Piggly Wiggly
The Right Start
Victoria Secret
WAWA
William Sonoma
Winn-Dixie

2. Overhead Sharing and Referral Agreement. Park City Group is a party to an Overhead Sharing and Referral Agreement with its subsidiary Fresh Market
     Manager, LLC, dated May 7, 1999, a copy of which has been provided to AmeriNet. See Exhibit 3.1.M, Note 9(a), and Exhibit 3.1.O(2).

3.   Acquisition of Fresh Market Manager

         See Exhibit 3.1.F and agreements described therein.

4.   Employee Compensation and Benefit Plans

     a.   See Exhibit 3.1.G.5.

     b. Randall K. Fields Employment Agreement. Park City Group currently has an employment agreement with its president and chief executive officer, Randall K. Fields, dated effective January 1, 2001. The term of this agreement is five years, with automatic one-year renewals. Mr. Fields' Employment Agreement is not terminable on thirty days' notice.

          Mr. Fields' Employment Agreement provides for (1) an annual base salary of $350,000, subject to annual cost of living increases of 5%;
          (2) use of a company vehicle; (3) a term life insurance policy for at least $10,000,000 with the beneficiary determined at his sole discretion; and (4) employee benefits provided to Park City Group employees generally, among other benefits. Pursuant to the agreement, Mr. Fields is entitled to a bonus of 5% of the consolidated and/or combined annual profits before income taxes, interest, depreciation and amortization of Park City Group and its affiliates and subsidiaries beginning the year ended December 31, 2001. Mr. Fields is also entitled to an additional bonus equal to 5% of the consideration paid for any business acquired by Park City Group during the term of the Employment Agreement.

          The agreement provides that the Company may terminate Mr. Fields' employment only for cause. Mr. Fields may elect to terminate his employment in the event of a change in control. If Mr. Fields' employment is terminated following a change in control of Park City Group, Mr. Fields will receive as severance the balance of his compensation through the end of the then current term of the agreement at the rate that would have been in effect in the fifth year of the agreement as if it were the current rate of compensation. In addition, he will receive the previously described annual 5% bonus equal to the bonus for the immediately preceding year for the remaining term of the agreement. If Mr. Fields terminates his employment for good cause consisting of Park City Group's material breach of the Employment Agreement, he will receive severance and bonus compensation as previously described in the event of a change in control. During the term of his employment as chairman of Park City Group, Mr. Fields will be elected to the position of director, pursuant to this Agreement. A copy of this Agreement has been provided to AmeriNet.

    c. William D. Dunlavy Employment Agreement. Fresh Market Manager, LLC, a subsidiary of Park City Group, currently has an employment agreement with its executive vice president and chief operating officer, William
          D. Dunlavy, dated effective July 1, 1999. The term of this agreement is one year, with automatic one-year renewals. Mr. Dunlavy's employment agreement provides for an initial annual base salary of $115,000. On a quarterly basis, Mr. Dunlavy is entitled to receive a cash bonus equal to 1% of the revenues collected by Fresh Market Manger and generated by certain licenses or similar fees. Mr. Dunlavy is entitled to an annual cash bonus equal to 1% of Fresh Market Manager's "recurring revenues" collected by Fresh Market Manager, subject to certain adjustments. In addition, following each of the first five full years that Mr. Dunlavy is an employee, he is entitled to a 1% unvested interest in the ownership units of Fresh Market Manager, which interests vest on the earlier of the fourth anniversary of their issuance or the occurrence of certain events. These unvested interests are subject to forfeiture upon termination of Mr. Dunlavy's employment, and are subject to various transfer restrictions, including a right of first refusal in Fresh Market Manager. Mr.
          Dunlavy is entitled to those employee benefits provided to employees of Fresh Market Manger generally. Either Fresh Market Manager or Mr. Dunlavy may terminate the employment agreement, with or without cause, upon thirty days' notice.

     d. Contingent Bonus for N. Krishnan. On March 27, 2001, Park City Group agreed to pay to Narayan Krishnan, Secretary and Chief Financial Officer of Park City Group, a bonus of $15,000 upon (1) successful completion of Park City Group's 1998, 1999 and 2000 audits and (2) consummation of the transaction contemplated by the Reorganization Agreement.

    e.    Charles D. Roe  Consulting  Agreement.  On March 28,  2001,  Park City
          Group entered a consulting agreement with Mr. Roe, which agreement will expire of its own terms on May 31, 2001, a copy of which agreement has been provided to AmeriNet.

5.  Personal Property Leases

    a. First Equipment Company Lease. Pursuant to Master Lease Number E12379 between First Equipment Company Lease and Park City Group, dated December 1, 1994, Park City Group leases equipment used by Park City Group in its business operations. Monthly lease payments are approximately $502. This lease will expire on February 1, 2003.

    b. Dell Financial Services Lease. Pursuant to Lease No. 001758769-001 between Dell Financial Services and Park City Group, dated April 28, 1998, Park City Group leases certain computer hardware. Monthly lease payments are approximately $115. This lease will expire on April 28, 2001.

    c. National Lan Exchange Lease. Pursuant to a lease agreement between Park City Group and National Lan Exchange/Commercial Capital Corporation, Park City Group leases certain equipment and software. Monthly lease payments are approximately $300. This lease will expire on approximately November 20, 2001.

    d. Great America Lease. Pursuant to a Lease Agreement dated December 1, 2000 between Park City Group and Great America Leasing Corporation, Park City Group leases copy machines. Monthly lease payments are approximately $165. This lease will expire on December 12, 2003. Copiers For Less also provides service and maintenance for these copiers, the cost of which is included in the Lease Agreement with Great America Lease for the first year of the Lease Agreement.

6.  Indemnification or Guarantee Agreements Out of Ordinary Course

    a.    Pursuant to the Master Agreement, (see Exhibit 3.1.F), Park City Group
          has  agreed  to   indemnify   Cooper   Capital,   LLC  under   certain
          circumstances.

    b. Pursuant to the First Amended and Restated Operating Agreement of Fresh Market Manager, LLC, dated April 5, 2001, Fresh Market Manager is obligated to indemnify the manager of Fresh Market Manager under certain circumstances.

    c. Park City Group is in the process of executing indemnification agreements with most of its officers and directors.

    d. Many licensing agreements to which Park City Group is a party (all of which have been made available to counsel to AmeriNet) include standard intellectual property indemnification provisions.

7. Agreements for Disposition or Acquisition of Assets Not in Ordinary Course, or for Interest in Business Entity

         See Exhibit 3.1.F.

8. Agreements Related to Borrowing of Money or Extension of Credit, including Guaranties

    a. See Exhibit 3.1.D(3)-(8) "Acceptable Liabilities and Permitted Encumbrances."

    b.    See Exhibit 3.1.D(9) "UCC Liens."

9.   Distribution, Joint Marketing or Development Agreements

         See Exhibit 3.1.O(2).

10. Potential Default See Exhibit 3.1.M (Financial Statements, Note 4, "Note Payable").

11.  Other Material Agreements

    a.    Stock   Option   Plans  and   Agreements.   See  Exhibit   3.1.B.4(1),
          "Outstanding Options to Purchase Park City Group Common Stock."

    b. Note Conversion Agreement, dated June 8, 2001, between Park City Group and Riverview Financial Corp.

                                 EXHIBIT 3.1.I.2
                           EXISTING INSURANCE POLICIES

1. Insurance Policies. The following table sets forth all Park City Group insurance policies in effect.

--------------------------------- -------------------------------------- ---------------- -------------- -------------
Insurance Type                    Carrier                                Policy #         Premium        Term
--------------------------------- -------------------------------------- ---------------- -------------- -------------
Homeowners                        Pacific Indemnity                      11525316-02      $1,854         5-14-00/01
Automobile                        Federal Insurance Co.                  11506206-03      $4,919         5-14-00/01
Excess                            Federal Insurance Co.                  11506206-04      $876           5-14-00/01
Commercial Package                Federal Insurance Co.                  3531-99-25       $11,461        8-15-00/01
Automobile                        Federal Insurance Co.                  7320-68-94       $473           8-15-00/01
Foreign                           Great Northern Ins. Co.                3535-62-85       $2,660         8-15-00/01
Workers Compensation              W/C Fund of Utah                       1926787          $3,408         8-15-00/01
Workers Compensation              Legion Insurance Co.                   WC61213397       $403           8-15-00/01
Excess Liability                  Federal Insurance Co.                  7972-18-15       $6,236         8-15-00/01
Directors & Officers Liability    National Union                         473-82-51        $20,000        11-1-00/01
Fiduciary Liability               National Union                         473-82-68        $1,500         11-1-00/01


2.  Claims made under any Park City Group insurance policy

         None

                                  EXHIBIT 3.1.J
                              INTELLECTUAL PROPERTY

The following describe Intellectual Property either owned or controlled by Park City Group:

1.  U.S. Patents held of record by Park City Group

-------------------------------------------------- ------------------- -----------------------------------------------
Patent Title                                       U.S. Patent No.     Status and Remarks
-------------------------------------------------- ------------------- -----------------------------------------------
System and method for creating, processing, and    5,410,646           Issued 25 April 1995; Park City Group, Inc.
storing forms electronically                                           listed as Assignee
-------------------------------------------------- ------------------- -----------------------------------------------
Agent-based multithreading application             5,421,013           Issued 30 May 1995; Park City Group, Inc.
programming interface                                                  listed as Assignee
-------------------------------------------------- ------------------- -----------------------------------------------
Business demand projection system and method       5,459,656           Issued 17 Oct. 1995; Park City Group, Inc.
                                                                       listed as Assignee
-------------------------------------------------- ------------------- -----------------------------------------------
Data management using nested records and code      5,634,123           Issued 27 May 1997; Park City Group, Inc.
points                                                                 listed as Assignee
-------------------------------------------------- ------------------- -----------------------------------------------
Automated post office based rule analysis of       6,073,142           Issued 6 June 2000; Park City Group listed as
e-mail messages, etc.                                                  Assignee
-------------------------------------------------- ------------------- -----------------------------------------------
System and Method for Estimating Business Demand   5,712,985           Continuation of Patent No. 5,459,656
Based on Business Influences
-------------------------------------------------- ------------------- -----------------------------------------------

2.  U. S. Patents held of record by Mrs. Fields Software Group, Inc.

-------------------------------------------------- ------------------- -----------------------------------------------
Patent Title                                       U.S. Patent No.     Status and Remarks
-------------------------------------------------- ------------------- -----------------------------------------------
* Product demand system and method                 5,299,115           Issued 29 March 1994; Mrs. Fields Software
                                                                       Group Inc. listed as Assignee.
-------------------------------------------------- ------------------- -----------------------------------------------

3.  U.S. Patents held of record by Mrs. Fields, Inc.

-------------------------------------------------- ------------------- -----------------------------------------------
Patent Title                                       U.S. Patent No.     Status and Remarks
-------------------------------------------------- ------------------- -----------------------------------------------
* System and Method for Making Staff Schedules,    5,111,391           Issued 5 May 1992, Mrs. Fields, Inc. listed
Etc.                                                                   as Assignee.
-------------------------------------------------- ------------------- -----------------------------------------------


* Assigned by Mrs. Fields, Inc. to MFI Software Inc. (formerly Fields Software Group, Inc.) pursuant to an Exchange Agreement, dated April 30, 1990. Assigned by MFI Software, Inc. to Park City Group pursuant to a Master Agreement, dated January 1, 1994, between Mrs. Fields, Inc., MFI Software, Inc. and Park City Group (the "Master Agreement"), and a Patent Assignment executed by MFI Software, Inc. of even date therewith.


4. Pursuant to the Master Agreement, MFI Software assigned to Park City Group a patent application entitled "Method of Operating Database Utility," (Case No. 354). The current status of this patent is unverified.

5.  U.S. Trademarks held of record by Park City Group

---------------------------------------- -------------------------------------- --------------------------------------
Mark                                     U.S. Reg. No. or App. Serial No.       Status and Remarks
---------------------------------------- -------------------------------------- --------------------------------------
ACTION GATEKEEPER                        Reg. No. 2,247,985                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------
ACTIONBOARD                              Reg. No. 2,030,761                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------
PARK CITY GROUP                          Reg. No. 2,012,174                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------
PARK CITY GROUP                          Reg. No. 1,996,245                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------
PAPER MANAGEMENT                         Reg. No. 1,952,025                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------
PAPERLESS MANAGEMENT                     Reg. No. 1,941,453                     Registered.
---------------------------------------- -------------------------------------- --------------------------------------

6.  U.S. Trademarks held of record by MFI Software, Inc.

---------------------------------------- -------------------------------------- --------------------------------------
Mark                                     U.S. Reg. No.                          Status and Remarks
---------------------------------------- -------------------------------------- --------------------------------------
** ROI                                   Reg. No. 1,550,023 registered 1 Aug.   Registered and incontestable; Mrs.
                                         1989                                   Fields Inc. appears to have been

                                                                                original
                                                                                Applicant;
                                                                                TESS
                                                                                record
                                                                                indicates
                                                                                later
                                                                                change
                                                                                of
                                                                                owner
                                                                                name
                                                                                to
                                                                                MFI
                                                                                Software
                                                                                Inc.
---------------------------------------- -------------------------------------- --------------------------------------
** FORMMAIL                              Reg. No. 1,550,022 registered 1 Aug.   Registered and incontestable; Mrs.
                                         1989                                   Fields Inc. appears to have been

                                                                                original
                                                                                Applicant;
                                                                                TESS
                                                                                record
                                                                                indicates
                                                                                later
                                                                                change
                                                                                of
                                                                                owner
                                                                                name
                                                                                to
                                                                                MFI
                                                                                Software
                                                                                Inc.
---------------------------------------- -------------------------------------- --------------------------------------

** Assigned by MFI Software, Inc. to Park City Group pursuant to the Master Agreement, and a Trademark Assignment executed by MFI Software, Inc. of even date therewith (the "Trademark Assignment").

7. Pursuant to the Master Agreement and the Trademark Assignment , MFI Software, Inc. assigned to Park City Group the pending overseas trademark applications set forth in the table below. The current status of these applications is unverified.

--------------- ------------------------ -------------------------------------------- --------------------------------
Mark            Country                  Application Date                             Application Number
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Greece                   10-31-90                                     101,401
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Italy                    09-18-90                                     23623-C/90
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Japan                    09-28-90                                     109,647/1990
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Spain                    09-07-90                                     1,587,404
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Sweden                   09-05-90                                     90/08078
--------------- ------------------------ -------------------------------------------- --------------------------------

8.   Pursuant  to  the  Master  Agreement  and  the  Trademark  Assignment,  MFI
     Software,   Inc.  assigned  to  Park  City  Group  the  overseas  trademark registrations  set forth in the table  below.  The current  status of these trademarks is unverified.

--------------- ------------------------ -------------------------------------------- --------------------------------
Mark            Country                  Registration Date                            Registration Number
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Austria                  12-10-09                                     133,878
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Benelux                  08-31-90                                     487,100
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Canada                   03-15-91                                     381,510
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Denmark                  02-28-92                                     01.007 1992
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             France                   01-26-89                                     1,510,977
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Germany                  11-26-91                                     1,182,506
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Mexico                   09-06-90                                     405,816
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             Switzerland              12-05-91                                     387178
--------------- ------------------------ -------------------------------------------- --------------------------------
ROI             United Kingdom           12-19-88                                     B 1,371,198
--------------- ------------------------ -------------------------------------------- --------------------------------

9.  U.S. Copyrights held of record by Park City Group, Inc.

----------------------- -------------------------------------------------------------------------- -------------------
Number                  Title                                                                      Date Registered
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-817-835            PaperLess Management : installation guide, release 3.0                     16 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-211            Messaging plus, release 3.0.                                               9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-214            Flash viewer, release 3.0.                                                 9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-215            PaperLess Management technical reference guide, release 3.0.               9 May  94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-216            FormMail, release 3.0.                                                     9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-217            PaperLess foundation, release 3.0.                                         9  May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-264            Cash sheet & sales reporting, release 3.0.                                 9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-328            PaperLess Management on-line manuals, release 3.0.                         9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-331            PaperLess Management network communications, release 3.0.                  9 May 94
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-829-332            PaperLess Management skills appraisal, release 3.0.                        9 May 94
----------------------- -------------------------------------------------------------------------- -------------------

10.  U.S. Copyrights held of record by Fields Software Group, Inc.

----------------------- -------------------------------------------------------------------------- -------------------
Number                  Title                                                                      Date Registered
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-243-267            Retail operations intelligence PC/flash report.                            7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-243-268            Retail operations intelligence PC/computer aided instruction.              7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-249-381            ROI host reference manual 2.12 : v. 1-3.                                   18 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-249-488***         Retail operations intelligence host/quality, service and cleanliness       7 Feb. 92
                        version 2.0.
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-249-489***         Retail operations intelligence PC/inventory, management & analysis         7 Feb. 92
                        version 2.0.
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-249-490***         Retail operations intelligence host/recurring expenses version 2.0.        7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-252-263***         Retail operations intelligence PC/utilities.                               7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-252-264***         Retail operations intelligence PC/time collection.                         7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-252-265***         Retail operations intelligence PC/interviewing.                            7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-455***         Retail operations intelligence host/repair & maintenance.                  7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-456            Retail operations intelligence PC/on line manuals.                         7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-457            Retail operations intelligence PC/P & L user's model.                      7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-458***         Retail operations intelligence host/inventory management & analysis.       7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-459***         Retail operations intelligence host/cash & sales reporting.                7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-460***         Retail operations intelligence host/lease abstract.                        7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-461***         Retail operations intelligence PC/skill testing.                           7 Feb.  92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-462***         Retail operations intelligence PC/cash & sales reporting.                  7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-255-463***         Retail operations intelligence PC/production planner.                      7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-260-713***         Retail operations intelligence PC/labor scheduler, version 2.0.            7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-260-715            ROI PC reference manual, version 2.0.                                      14 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-261-734            ROI host technical reference manual.                                       14 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-263-552            ROI PC technical reference manual.                                         14 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-267-720            ROI concepts training manual, version 2.0.                                 14 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-281-929***         Retail operations intelligence PC/formmail/messaging.                      7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------
TX-3-335-622            Retail operations intelligence PC/sales forecasting.                       7 Feb. 92
----------------------- -------------------------------------------------------------------------- -------------------

*** Assigned by MFI Software, Inc. (formerly Fields Software Group, Inc.) to Park City Group pursuant to the Master Agreement, and a Copyright Assignment executed by MFI Software, Inc. of even date therewith (the "Copyright Assignment").

11. Pursuant to the Master Agreement and the Copyright Assignment, MFI Software, Inc. also assigned to Park City Group the U.S. copyrights described in the table below. The current status of these copyrights is unverified.

----------------------- -------------------------------------------------------------------------- -------------------
Number                  Title                                                                      Date Registered
----------------------- -------------------------------------------------------------------------- -------------------
TX 2-472-572            Retail Operations Intelligence                                             22 Nov. 88
----------------------- -------------------------------------------------------------------------- -------------------
TX 3-079-119            Retail Operations Intelligence PC/Messaging Version 1.0                    26 Dec. 89
----------------------- -------------------------------------------------------------------------- -------------------

12. Liens and Encumbrances. Previously, Silicon Valley Bank acquired a security interest in many of the Intellectual Property items owned or controlled by Park City Group. However, the obligation underlying such security interests has been assigned to Riverview Financial Corp. See Exhibit 3.1.D(10) "UCC Liens."

                                 EXHIBIT 3.1.J.7
                           CONFIDENTIALITY AGREEMENTS

           INVENTION ASSIGNMENT AND PROPRIETARY INFORMATION AGREEMENT

     In consideration of my employment or continuous employment by Park City Group Inc. (the "Company"), I hereby represent and agree as follows:

   1. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of my employment with the Company, I am expected to make new contributions to and create inventions of value for the Company.

   2. I will promptly disclose, subject to the limitations of this paragraph, in confidence to the Company all inventions, improvements, original works of authorship, formulas, processes, computer programs, databases, trade secrets, mechanical and electronic hardware, computer languages, user interfaces, documentation, marketing and new product plans, production processes, advertising, packaging, and marketing techniques, and improvements to anything (hereinafter referred to as "Inventions"), whether or not patentable or copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment. With respect to those Inventions not owned by the Company in accordance with Paragraph 3 below, such disclosure, shall only be to the extent necessary to satisfy with Company that no conflict with the business of the Company exists or that there has not been a compromise of any Company trade secret.

   3. I agree that except with the written consent of the Company signed by an officer of the Company, all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, or (b) result from work performed by me for the Company or (c) relate to the business or the actual or anticipated research or development of the Company, or (d) are not developed entirely on my own time, will be the sole and exclusive property of the Company.

   4. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights and other legal protection for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protection. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a rate agreed to, by me and the Company, after such termination, for time actually spent by me at the Company's request on such assistance.

   5. I hereby irrevocably transfer and assign to the Company any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of any Invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

   6. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business, or products of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company (hereinafter referred to as "Proprietary Information"). Such Proprietary Information includes but is not limited to Inventions described in Paragraph 3(a), (b), (c) or (d), marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists and any other nonpublic technical or business information which I know or have reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity.

   7. At all times, both during my employment and after its termination, I will keep all such Proprietary Information in confidence and trust, and I will not use or disclose any of such Proprietary Information without the written consent of the Company except as may be necessary to perform my duties as an employee of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company, all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

   8. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment or proprietary information agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public.

   9. I agree, that except with the prior written consent of the Company, I will not, during the period of my employment with the Company , directly or indirectly engage in any business which is competitive with that of the Company, its parent, or any of its subsidiary corporations, or accept employment with or render services to a competitor as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary relationship of an employee of his or her employer.

   10. I agree that for a period of two (2) years following the termination of my employment with the Company for any reason, I will not, without written consent of the Company and signed by an officer of the Company for any reason directly or indirectly, by any means or device, for myself or on behalf of or in conjunction with any individual, organization, partnership or corporation that has expressed an interest, (including participating in demonstrations or participating in pilot programs), in the company's software products including ActionManager(TM) applications, do any of the following:

       (a) induce, entice, hire, or attempt to hire or employ any employee of the Company; or

       (b) compete with the Company in the business of computer software for multi-unit management or solicit any potential software customers of the Company to license or purchase similar software products; or

       (c) engage in research, development, production, marketing or sale of any computer software designed to manage multi-unit entities that would compete with any ActionManager(TM) product.

   11. I hereby authorize the Company to notify others, including but not limited to customers of the Company and my future employers, of the terms of this Agreement and my responsibilities hereunder.

   12. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement and shall have the right to recover the Company's reasonable attorney's fees and court costs expended in connection with any litigation instituted to enforce this agreement. In the event it is determined that no such irreparable harm existed, the Company will pay my fees and costs expended in defending such an action. I expressly agree that any terms of my covenants not to compete contained in this Agreement which might be held unreasonable by a court of competent jurisdiction may be reformed or modified by such court to make the restriction of such covenants reasonable under the circumstances.

   13. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that my employment with the Company is at will and may be terminated by the Company at any time and for any reason, with or without cause.

   14. This Agreement will be of no further force and effect if the Company ceases to market ActionManager(TM) or other subsequently developed products.

  IN WITNESS WHEREOF the parties have entered into this Agreement as of the ___ day of ___________ , 19___.

  Employee                                           Park City Group, Inc.

  -----------------------------------------------------------------------------
  Date                                               Date

  -----------------------------------------------------------------------------
 Signature                                                   Signature/Title

  -----------------------------------------------------------------------------
  Print Name                                         Print Name


  Address: ______________________________

           ------------------------------

           ------------------------------

           INVENTION ASSIGNMENT AND PROPRIETARY INFORMATION AGREEMENT
                                 FOR CONSULTANTS

     In consideration of my being retained as a consultant (either as an independent consultant or through sponsorship by an employment agency) by Park City Group Inc. (the "Company"), I hereby represent and agree as follows:

   1. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of my employment with the Company, I am expected to make new contributions to and create inventions of value for the Company.

   2. I will promptly disclose, subject to the limitations of this paragraph, in confidence to the Company all inventions, improvements, original works of authorship, formulas, processes, computer programs, databases, trade secrets, mechanical and electronic hardware, computer languages, user interfaces, documentation, marketing and new product plans, production processes, advertising, packaging, and marketing techniques, and improvements to anything (hereinafter referred to as "Inventions"), whether or not patentable or copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the term of my consultancy, whether or not in the course of my job duties. With respect to those Inventions not owned by the Company in accordance with Paragraph 3 below, such disclosure shall only be to the extent necessary to satisfy the Company that no conflict with the business of the Company exists or that there has not been a compromise of any Company trade secret.

   3. I agree that except with the written consent of the Company signed by an officer of the Company, all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, or (b) result from work performed by me for the Company or (c) relate to the business or the actual or anticipated research or development of the Company, or (d) are not developed entirely on my own time, will be the sole and exclusive property of the Company.

   4. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights and other legal protection for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protection. My obligations under this paragraph will continue beyond the termination of my consultancy with the Company, provided that the Company will compensate me at a rate agreed to, by me and the Company, after such termination, for time actually spent by me at the Company's request on such assistance.

   5. I hereby irrevocably transfer and assign to the Company any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "Moral Rights" means any rights of paternity or integrity, any right to claim authorship of any Invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to any Invention, whether or not such would be prejudicial to my honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

   6. I understand that my consultancy with the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business, or products of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company (hereinafter referred to as "Proprietary Information"). Such Proprietary Information includes but is not limited to Inventions described in Paragraph 3(a), (b), (c) or (d), marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists and any other nonpublic technical or business information which I know or have reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity.

   7. At all times, both during my consultancy and after its termination, I will keep all such Proprietary Information in confidence and trust, and I will not use or disclose any of such Proprietary Information without the written consent of the Company except as may be necessary to perform my duties as an consultant to the Company. Upon termination of my consultancy with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company, and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

   8. I represent that my performance of all the terms of this Agreement and my duties as a consultant to the Company will not breach any invention assignment or proprietary information agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public.

   9. I agree, that except with the prior written consent of the Company, I will not, during the period of my consultancy with the Company, directly or indirectly engage in any business which is competitive with that of the Company, its parent, or any of its subsidiary corporations, or accept employment or other consulting positions with or render services to a competitor as a director, officer, or agent, or take any action inconsistent with the fiduciary relationship of an employee of his or her employer.

   10. I agree that for a period of two (2) years following the termination of my consultancy with the Company, I will not, without written consent, signed by an officer of the Company, for any reason directly or indirectly, by any means or device, for myself or on behalf of or in conjunction with any individual, organization, partnership or corporation that has expressed an interest, (including participating in demonstrations or participating in pilot programs), in the company's software products including ActionManager(TM) applications, do any of the following:

       (a) induce, entice, hire, or attempt to hire or employ any employee of the Company; or

       (b) compete with the Company in the business of computer software for multi-unit management or solicit any potential software customers of the Company to license or purchase similar software products; or

       (c) engage in research, development, production, marketing or sale of any computer software designed to manage multi-unit entities that would compete with any ActionManager(TM) product.

   11. I hereby authorize the Company to notify others, including but not limited to customers of the Company and my future employers or companies who will utilize my services as a consultant, of the terms of this Agreement and my responsibilities hereunder.

   12. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement and shall have the right to recover the Company's reasonable attorney's fees and court costs expended in connection with any litigation instituted to enforce this agreement. In the event it is determined that no such irreparable harm existed, the Company will pay my fees and costs expended in defending such an action. I expressly agree that any terms of my covenants not to compete contained in this Agreement which might be held unreasonable by a court of competent jurisdiction may be reformed or modified by such court to make the restriction of such covenants reasonable under the circumstances.

   13. I understand that this Agreement does not constitute a contract of employment or obligate the Company to retain my services as a consultant for any stated period of time. I understand that my consultancy with the Company is at will and may be terminated by the Company or myself at any time and for any reason, with or without cause.

   14. This Agreement will be of no further force and effect if the Company ceases to market ActionManager(TM) or other subsequently developed products.

IN WITNESS WHEREOF the parties have entered into this Agreement as of the ________ day of ___________ , 20___.

Consultant                                           Park City Group, Inc.


  -----------------------------------------------------------------------------
  Signature                                                   Signature/Title

  -----------------------------------------------------------------------------
  Print Name                                         Print Name


  Address: ______________________________

           ------------------------------

           ------------------------------

                                 EXHIBIT 3.1.K.
                                   LITIGATION


1. Decision One Corporation vs. Park City Group, Inc. (Third Judicial District Court in Summit County, Case No. 000600258DC, filed on August 24, 2000). The Plaintiff filed a complaint alleging a single cause of action for the recovery of a debt in the amount of $15,489.32 for "merchandise/and or services purchased or rendered on behalf of the Company by Decision One between March 1, 1998 and February 1, 1999, together with interest and costs." The Company timely filed its answer to the complaint on October 6, 2000.

2. Chevron Oil Company. Park City Group is seeking to receive payment of approximately $128,000 from Chevron Oil Company for services rendered by Park City Group in connection with a contract for software license and services executed in 2000. Chevron is disputing the obligation and has requested supporting documentation related to the performance of the services. Park City Group has provided the requested documentation to Chevron for its review. Park City Group also believes that there may be additional amounts due to it in connection with this terminated contract. No formal litigation has been filed with regard to these disputes.

3. G&G Oil Co. of Indiana, Inc. Park City Group is seeking to receive payment of approximately $32,000 from G&G Oil Co. in conjunction with a Customer License Agreement, dated August 23, 2000, between Park City Group and G&G Oil Co., as amended. G&G Oil Co. is disputing the obligation and has requested that a portion of its initial payment be returned by Park City Group. The parties are currently negotiating a resolution to this dispute. No formal litigation has been filed with regard to this dispute.

                                 EXHIBIT 3.1.M
                      PARK CITY GROUP FINANCIAL STATEMENTS



                              PARK CITY GROUP, INC.
                              FINANCIAL STATEMENTS
                                      WITH
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                              PARK CITY GROUP, INC.

                                Table of Contents

                                                                            Page

Report of Independent Certified Public Accountants...........................1

Balance Sheets...............................................................2

Statements of Income.........................................................4

Statements of Changes in Stockholders' Deficit...............................5

Statements of Cash Flows.....................................................6

Notes to Financial Statements................................................8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Park City Group, Inc.


We have audited the accompanying balance sheets of Park City Group, Inc. (a majority-owned subsidiary of Riverview Financial Corporation) as of December 31, 2000 and 1999, and the related statements of income, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park City Group, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Sorensen, Vance & Company, P.C.

/s/ Sorensen, Vance & Company

Salt Lake City, Utah
April 10, 2001
                                        1

                              PARK CITY GROUP, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

Assets                                                                  2000          1999
                                                                    ----------       ----------
Current assets:
     Cash and cash equivalents                                      $ 1,099,242      $    247,442
     Receivables:
        Trade accounts, net of allowance for doubtful accounts
           of $160,758 for 2000 and $4,054 for 1999                     272,137           758,446
        Related parties                                                 558,643            86,789
     Deferred tax asset                                                 120,000            60,000
     Prepaid expenses and other current assets                           20,335            28,429
                                                                   -------------      -------------

         Total current assets                                         2,070,357         1,181,106
                                                                     -----------       -----------

Property and equipment, at cost:
     Computer equipment                                                 868,586           799,945
     Furniture and equipment                                            172,486           172,486
     Equipment under capital leases                                     171,304           154,954
     Leasehold improvements                                              85,795            85,795
                                                                   -------------      -------------
                                                                      1,298,171         1,213,180
     Less accumulated depreciation and amortization                  (1,120,674)         (937,236)
                                                                     -----------      ------------

         Net property and equipment                                     177,497           275,944
                                                                    ------------      ------------

Other assets:
     Deferred tax asset, net of valuation allowance of
         $2,239,656 for 2000 and $2,230,328 for 1999                  1,280,000         2,280,000
     Deposits                                                            33,802            34,150
                                                                   -------------      ------------

         Total other assets                                           1,313,802         2,314,150
                                                                     -----------      -----------

         Total assets                                               $ 3,561,656       $ 3,771,200
                                                                     ===========      ===========

Continued - next page

                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

Continued from prior page -

Liabilities and Stockholders' Deficit                                  2000                 1999
-------------------------------------                                -----------          -----------

Current liabilities:
     Line of credit                                                 $    150,000         $    137,000
     Note payable                                                        250,000              250,000
     Accrued interest on note payable                                     36,956               21,971
     Accounts payable                                                    192,607              193,118
     Accrued payroll and related liabilities                             198,756              189,989
     Sales tax payable                                                    23,212               41,313
     Accrued litigation settlements, current portion                      54,944              125,333
     Capital lease obligations, current portion                           33,293               90,736
     Deferred revenue                                                  1,294,773            2,659,736
     Accrued contingency                                                      --              267,495
     Income taxes payable                                                 67,912                9,713
                                                                     -----------       --------------

       Total current liabilities                                       2,302,453            3,986,404
                                                                     -----------          -----------

Long-term liabilities:
     Notes payable to parent corporation                               2,150,000            2,150,000
     Accrued interest on notes to parent corporation                     267,203              151,394
     Accrued litigation settlements, net of current portion                   --               14,444
     Capital lease obligations, net of current portion                     6,642               28,006
                                                                   -------------         ------------

         Total long-term liabilities                                   2,423,845            2,343,844
                                                                     -----------          -----------

         Total liabilities                                             4,726,298            6,330,248
                                                                     -----------          -----------

Stockholders' deficit:
     Preferred stock, $0.01 par value,
       10,000,000 shares authorized,
       no shares issued and outstanding                                       --                   --
     Common stock, $0.00002 par value,
       40,000,000 shares authorized,
       25,130,136 shares issued and outstanding                              503                  503
     Additional paid-in-capital                                        6,294,031            6,294,031
     Accumulated (deficit)                                            (7,459,176)          (8,853,582)
                                                                     -----------          -----------

         Total stockholders' deficit                                  (1,164,642)          (2,559,048)
                                                                     -----------         ------------


         Total liabilities and stockholders' deficit                 $ 3,561,656          $ 3,771,200
                                                                     ===========          ===========




                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


Revenues:                                      2000                  1999
                                           -----------         -------------

Software licenses                           $ 2,115,545          $ 2,321,655
Maintenance and support                       2,066,523            2,403,287
Consulting and other                            769,074              506,155
Development and software enhancement          1,562,000                   --
                                            ------------         ------------
                                               6,513,142            5,231,097

Cost of revenues                               1,013,930            1,021,526
                                            -------------         ------------

Gross profit                                   5,499,212            4,209,571
                                             ------------         ------------

Operating expenses:
Research and development                       1,035,926              878,064
Sales and marketing                              912,109            1,115,543
General and administrative expenses              970,792            1,339,282
                                            -------------         ------------
                                               2,918,827            3,332,889
                                             ------------         ------------
Operating income                               2,580,385              876,682
                                             ------------        -------------

Other income (expense):
Interest expense                                (225,579)            (190,665)
Interest income                                   31,535               12,373
                                           --------------       --------------
                                                (194,044)            (178,292)
                                           --------------       --------------

Income before income taxes                     2,386,341              698,390

Income tax expense                               991,935              324,699
                                           --------------       --------------

Net income                                   $ 1,394,406         $    373,691
                                              ===========         ============


                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                  Additional
                                     Common         Stock         Paid              Accumulated
                                     Shares         Amount        In Capital         (Deficit)        Total

Balances:
December 31, 1998                  25,120,414     $    502       $ 6,293,606      $  (9,227,273)   $  (2,933,165)

Common stock issued
   upon exercise of stock
   options                              9,722            1               425                 --              426

Net income                                --            --                --            373,691          373,691
                               --------------    -----------     ------------      ------------     -------------

Balances:
December 31, 1999                25,130,126            503         6,294,031         (8,853,582)      (2,559,048)

Net income                               --             --                --          1,394,406        1,394,406
                               --------------    -----------     -------------     ------------     --------------

Balances:
December 31, 2000                25,130,136       $    503       $  6,294,031      $ (7,459,176)    $ (1,164,462)
                               ==============    ============    =============    ==============   ==============





                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                          2000               1999
                                                                      --------------      --------------
Cash Flows From Operating Activities:
Net income                                                            $  1,394,406          $   373,691
                                                                       --------------      --------------

Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                        183,437              255,920
     Provision for doubtful accounts                                      182,154              116,959
     Recognition of year 2000 contingency                                (267,495)            (511,432)
     Decrease in deferred tax asset                                       940,000              310,000
     (Increase) decrease in accounts receivable                           304,155             (163,335)
     (Increase) in receivable from related parties                       (471,854)             (86,789)
     (Increase) decrease in prepaid expenses and other current assets       8,094               (4,383)
     Decrease in deposits                                                     348                   --
     Increase in accrued interest to parent corporation                   115,809              151,394
     (Decrease) in bank overdraft                                             --               (67,922)
     (Decrease) in accounts payable                                          (511)            (155,185)
     Increase in accrued payroll and related liabilities                    8,767               13,128
     Increase in accrued interest                                          14,985               14,203
     (Decrease) in sales tax payable                                      (18,101)             (11,086)
     Increase (decrease) in accrued litigation settlements                (84,833)             139,777
     (Decrease) in deferred revenue                                    (1,364,963)            (541,337)
     (Decrease) in payable to related party                                   --                (9,021)
     Increase in income taxes payable                                      58,199                9,713
                                                                   ---------------       --------------
         Total adjustments                                               (391,809)            (539,396)
                                                                   ---------------       --------------

     Net cash provided by (used in) operating activities                1,002,597             (165,705)
                                                                   ---------------       --------------

Cash Flows From Investing Activities:
     Purchase of equipment                                                (68,641)             (60,150)
                                                                   ---------------        -------------

     Net cash (used in) investing activities                              (68,641)             (60,150)
                                                                   ---------------        -------------

Continued - next page




                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

Continued from prior page -

                                                                         2000                 1999
                                                                    ------------      --------------

Cash Flows From Financing Activities:
     Proceeds from sale of equipment                                          --               50,000
     Proceeds from issuance of common                                         --                  426
     Net proceeds from borrowing on line of credit                        13,000              137,000
     Proceeds from borrowing from parent corporation                          --              505,000
     Principal payments on capital leases                                (95,156)             (79,129)
     Principal payments on note payable with parent corporation               --             (140,000)
                                                                       ------------      --------------

     Net cash provided by (used in) financing activities                 (82,156)             473,297
                                                                       ------------      --------------

Net increase in cash and cash equivalents                                851,800              247,442

Cash and cash equivalents, beginning of year                             247,442                  --
                                                                   ----------------      --------------

Cash and cash equivalents, end of year                            $    1,099,242         $    247,442
                                                                  =================     ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:

          Interest                                               $        94,784        $      25,068
                                                                 ===============        =============
          Income taxes                                           $         1,731        $       2,323
                                                                 ==================  ================

Non-Cash Transactions:

Prior to 1999, the Company accrued a loss contingency related to the year 2000 issue for necessary changes to the software code. During the years ended
December 31, 2000 and 1999, the Company recognized $267,495 and $511,432, respectively, as an offset to related costs in the statement of income.

In 1999, long-term debt to a bank in the amount of $1,675,000 was assumed by the parent company in exchange for an equivalent note payable to the parent corporation.

In 1999, the Company sold equipment with a cost of $68,000 to a related party. The related party paid cash of $50,000 and assumed the remaining liability on the equipment in the amount of $18,000.

In 1999, several capital leases were renegotiated and combined into a new lease obligation for $186,000 which, also, included additional equipment purchased with a cost of $29,128.

In 2000, the Company entered into a capital lease obligation for the acquisition of equipment with a cost of $16,350.


                     The accompanying notes are an integral
                        part of the financial statements.

                              PARK CITY GROUP, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999



1.    SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

      A.   Organization

          Park City Group, Inc. designs, develops, markets and supports proprietary software products. These products are designed to be used in retail businesses having multiple locations to assist in the management of business operations on a daily basis and communicate results of operations in a timely manner. The principal markets for the Company's products are with retail companies which have operations in North America and to a lesser extent in Europe. The Company was incorporated in Delaware on May 11, 1990 as Riverview Software, Inc. In 1990, the Company changed its name to Fields Software Group, Inc. and in 1993, the Company's name was changed again to Park City Group, Inc. The Company is a majority-owned subsidiary of Riverview Financial Corporation, a California corporation. Substantially all of the Company's shares which are not owned by Riverview are owned or controlled by the Company's Chief Executive Officer. Riverview is beneficially owned by the Company's Chief Executive Officer.

      B.  Significant Accounting Policies

          The following significant accounting policies are presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

      Basis of Presentation

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and payment of liabilities in the normal course of business. At December 31, 2000 and 1999, the Company had a working capital deficit of $232,096 and $2,805,298 caused primarily by deferred revenues of $1,294,773 and $2,659,736, respectively that represent revenues for which payment has been received but not yet earned, along with an accumulated deficit of $7,459,176 and
          $8,853,582, respectively. In addition, substantial accrued expenses and related party borrowings were outstanding at December 31, 2000 and 1999 and through the date of the auditor's report. Also, as part of an agreement entered into on April 5, 2001, the Company is obligated to pay $3,750,000 in accordance with a promissory note payable (see note
          15).

          The Company believes that these conditions have resulted from the inherent risks associated with a technology company. Such risks include, but are not limited to, the ability to (i) develop and market their technology products, (ii) obtain sufficient capital through investment or borrowing to finance product development, sales and marketing activities, (iii) generate sales of products at sufficient levels to cover costs and expenses, and (iv) compete with other technology companies that have financial, production and marketing resources significantly greater than the Company.

          Management believes that its software products, including "Fresh Market Manager" products acquired subsequent to December 31, 2000 as discussed in note 15, will continue to improve in market acceptance and, accordingly, generate additional revenues. This should enable the Company to achieve increased profitability resulting in improved working capital, reduction of stockholders' equity deficits and increased cash flow to fund further business development and satisfy obligations in the normal course of business. In addition, the combining of financial, management and development resources as a result of the acquisition of Fresh Market Manager, LLC (formerly Cooper Fields, LLC) as discussed in note 15, should enable the Company to operate more efficiently and profitably. Note 15, also, discusses a Letter of Intent arrangement that is anticipated to result in a reorganization agreement and additional equity funding that will improve the Company's liquidity and support anticipated increases in revenue and customer base. Accordingly, management of the Company believes that assets will be realized and liabilities satisfied in the normal course of business.

     Cash and Cash Equivalents

     Cash and cash equivalents are defined as cash on hand, checking and savings accounts and highly liquid investments with original maturities of three months or less. The Company maintains all of its cash and cash equivalents at one financial institution, which at times exceeds federally insured limits. The Company utilizes a sweep account at this financial institution whereby available funds are invested overnight. The Company has not experienced any losses and does not believe it is exposed to significant risk for its cash and cash equivalents.

     Allowance for Doubtful Accounts

     The Company provides an allowance for uncollectible accounts based upon management's assessment and an aging analysis of specific accounts.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of three to seven years for equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the improvements using the straight-line method. The Company uses accelerated methods of depreciation for income tax purposes. These methods provide for more depreciation expense in the early years than in the later years of the life of the asset.

     Significant replacements and betterments are capitalized. The costs of repairs and maintenance which are not considered capital expenditures and which do not extend the useful lives of the assets are charged to operations when incurred.

     When assets are retired or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

     Depreciation and amortization expense was $183,437 and $255,920 for 2000 and 1999, respectively.

     Patents

     The Company is continually developing patents in its normal course of business and has been issued patents in previous years. During 2000, the Company was successful in protecting its patent rights against a company for patent infringement. In connection with the resulting settlement, the Company granted this company a license to use the Company's patented technology for compensation of $275,000 which has been included as software license revenue in 2000. A similar suit was filed and settled in a similar manner in 1999 for $275,000.

     Revenue Recognition

     Revenue for the sale of software licenses is recognized upon delivery of the software unless specific delivery terms provide otherwise. If not recognized upon delivery, revenue is recognized upon meeting specified conditions, such as, meeting customer acceptance criteria. In no event is revenue recognized if significant Company obligations remain. Customer payments are typically received in part upon signing of license agreements, with the remaining payments received in installments pursuant to the agreements. Until revenue recognition requirements are met, the cash payments received are treated as deferred revenue.

     Maintenance and support services that are sold with the initial license fee are recorded as deferred revenue and recognized ratably over the initial service period. Revenues from maintenance and other support services provided after the initial period are generally paid in advance and are recorded as deferred revenue and recognized on a straight-line basis over the term of the service agreements.

     Consulting service revenues are recognized in the period that the service is provided or in the period such services are accepted by the customer if acceptance is required by agreement.

     Software Development Costs

     The Company accounts for software development costs in accordance with the Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Research and development costs have been charged to operations as incurred. From inception through the current period, the Company has viewed the software as an evolving product. Therefore, all costs incurred for research and development of the Company's software products through December 31, 2000 and 1999 have been expensed as incurred.

     Research and development costs include personnel costs, engineering, consulting, and contract labor.

     Income Taxes

     The Company's results of operations are included in the consolidated tax return of Riverview Financial Corporation, its parent company. The Company is required to pay income taxes to Riverview based upon an inter-company tax sharing agreement. Amounts due to Riverview are determined as if the Company filed tax returns based solely upon its operations.

     The Company utilizes the asset and liability method to account for income taxes. The objective of this method is to establish deferred tax assets and liabilities for the temporary differences between net income for financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized. Timing differences are created by different expense recognition for financial and tax reporting for net operating losses, depreciation expense, allowance for doubtful accounts and accrued compensated absences. The effects of such differences are reported as either a deferred income tax asset or liability, which is reduced by a valuation allowance based upon management's assessment for realization of such deferred tax assets.

     Stocked Based Compensation

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation, which became effective in 1996. The statement established an accounting method based on the fair value of the options awarded to employees as compensation. However, the Company is permitted to continue applying previous accounting standards in the determination of net income or loss with appropriate disclosure of the differences between previous accounting measurements and those formulated by the new standard. The Company determines net income using previous accounting standards and makes the appropriate disclosures in the notes to the financial statements as permitted by the new standard.

     Fair Value of Financial Instruments

     The fair value of financial instruments including cash, accounts receivable, accounts payable, accrued liabilities, obligations under capital leases and notes payable approximate book value at December 31, 2000 and 1999.

     Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.   INCOME TAXES

     Income taxes are provided at statutory rates for the tax effects of transactions reported in the financial statements and consist of taxes due currently and for deferred taxes which relate to timing differences for the expense recognition of depreciation, allowance for doubtful accounts, accrued compensated absences, and net operating loss carryforwards.

     The provision for income taxes reflected in the financial statements relate to actual current taxes due of $51,935 for 2000 and $14,699 for 1999 and deferred taxes which primarily result from the change in deferred tax assets relating to historical net operating losses in the amount of $940,000 and $310,000, respectively.

     Income tax expense consists of the following:


           Current income taxes at statutory rates:                                    2000                1999
                                                                                       ----                ----

                   Federal (Alternative Minimum Tax)                                $   51,635         $   12,072
                   State                                                                   300              2,627
                                                                                 -------------        ------------
                   Total                                                                51,935             14,699
           Change in deferred income taxes                                             940,000            310,000
                                                                                 -------------        ------------
           Income tax expense                                                        $ 991,935         $  324,699
                                                                                 =============        ============

     The actual tax expense differs from the "expected" tax expense computed by applying the U.S. corporate statutory rate of 34% as follows:

               Computed "expected" Federal tax expense                               $ 811,356         $  237,453
               State tax expense                                                       119,317             16,235
               Net operating loss carryforward deduction                              (930,673)          (253,688)
               State minimum taxes                                                         300              2,627
               Federal alternative minimum tax                                          51,635             12,072
               Change in deferred income taxes                                         940,000            310,000
                                                                                 -------------       ------------
                                                                                     $ 991,935         $  324,699
                                                                                  =============       ============

      Using the applicable combined federal and state tax rate of 39%, the deferred tax assets and liabilities are as follows:

               Deferred tax asset:
                   Accrued compensated absences                                   $     57,905        $     55,674
                   Allowance for doubtful accounts                                      62,696               1,581
                   Book depreciation in excess of tax depreciation                      43,795              62,778
                   Net operating loss carryforwards                                  3,639,656           4,570,328
                                                                                   -----------         -----------
               Net deferred tax asset before valuation allowance                     3,804,052           4,690,361
               Net operating loss in excess of remaining deferred tax assets          (164,396)           (120,033)
               Valuation allowance                                                  (2,239,656)         (2,230,328)
                                                                                   -----------         -----------
               Net deferred tax asset                                              $ 1,400,000         $ 2,340,000
                                                                                   ===========         ===========



     As of December 31, 2000, the Company had available net operating losses for federal and state tax purposes of $9,332,450. The tax net operating losses will begin to expire in 2007. The following schedule summarizes the appropriate net operating losses available to the Company for income tax purposes.

           Year of Loss          Amount                      Expiration Year

                1992          $  1,505,000                        2007
                1995               920,000                        2010
                1997             5,825,000                        2012
                1998             1,082,000                        2013
                              -------------
                Total         $  9,332,000
                              =============



3.   LINE OF CREDIT

     The Company has a $150,000 line of credit arrangement with a financial institution. The line is guaranteed by the Company's major shareholder, bears interest at the bank's prime lending rate plus 1% and is due November 2001. The balance due on the line of credit was $150,000 and $137,000 as of December 31, 2000 and 1999, respectively.

4.   NOTE PAYABLE

     In June 1998, the Company received a $250,000 advance as part of a partnering agreement with another company. The agreement contemplated a cooperative effort to develop business opportunities for the sale of their respective products. No "qualifying sale" was ever consummated under the agreement. As a result, pursuant to the terms of a related promissory note, the Company is required to repay the advance, plus interest at an annual rate of 5.51%. Payment on the note was due in May 2000, however, no principal or interest payments have been made as of December 31, 2000 nor by the audit date.


5.   NOTES PAYABLE TO PARENT CORPORATION

     On January 1, 1999, the Company had a $110,000 note payable to Riverview Financial Corporation (its Parent Company) originating from borrowings in 1998. During 1999, Riverview paid a note to a bank that was on the books of the Company at $1,675,000. The Company, also, borrowed an additional $505,000 and repaid $140,000. As of December 31, 1999, the Company owed Riverview $2,150,000. Interest was accrued on the note in the amount of $151,394 based on an interest rate of 12% per year.

     Effective January 1, 2000, the note was divided into two separate notes for $1,675,000 and $475,000, respectively, and the interest rate was reduced to 8%. During 2000, the Company made interest payments of $75,000 and no principal payments. As of December 31, 2000, the Company owed Riverview a combined total of $2,150,000 on the notes payable and $267,203 in accrued interest. The notes and related accrued interest are due and payable in full on December 31, 2002.


6.   DEFERRED REVENUE

     Deferred revenue consisted of the following as of December 31, 2000 and 1999:

                                             2000                 1999
                                             ----                 ----

           Software licenses           $    478,000            $  677,416
           Maintenance and support          743,573               420,320
           Consulting and other              73,200                    --
           Co-development project                --             1,562,000
                                     ---------------         --------------

           Total                        $ 1,294,773           $  2,659,736
                                     ==============          ==============


7.   DEVELOPMENT AND SOFTWARE ENHANCEMENT REVENUE

     Periodically the Company enters into arrangements with customers that involve significant additional development and enhancements to the existing software that will meet the customers individual specifications. These types of revenue have been separately classified in the financial statements. With respect to this type of activity, the Company entered into an agreement in 1997 with a retail grocery customer with approximately 140 store locations. The contract provided for extensive core development, customization, product tailoring and implementation. The customer was to create a laboratory environment and the end result had to be operational at the store level. The terms of the agreement provided for payment of the following:

                                   License fees                    $    762,000
                                   Product enhancements                 300,000
                                   Customizations                       250,000
                                   Tailoring and implementation         250,000
                                                                  -------------

                                            Total                   $ 1,562,000
                                                                    ===========

     The Company received the $1,562,000 in 1997 and began to perform on the contract. Substantial changes in the business practices of this customer along with changes in their management and oversight of the project for an extended period of time resulted in significant changes to the project specifications. During 1998 and the first half of 1999, the customer's internal computer department took control of the project with the Company providing technical support, advise and continued development of the core software primarily based on the revised specifications. In 1999, the customer and the Company agreed that an enhanced version of the software would be required to meet the customer's specifications.

     In September 1999, a complete revision of the inventory and production planning software modules had been completed. Additional product modules were developed for the customer and installation, tailoring and implementation of the software was substantially performed and completed in 2000.


8.   LEASE AGREEMENTS

     A.  Capital Leases

     The Company leases equipment with an original cost of $171,304 under the terms of several capital lease arrangements. The monthly payments total $9,347 including imputed interest ranging from 14.3% to 17.4%. The leases mature between March 2001 and January 2003.

     The following is a schedule of future minimum lease payments:

                        Year Ending
                           December 31,                    2000         1999
                           ------------                -----------   -----------

                               2000                      $      --    $ 104,195
                               2001                         35,686       29,032
                               2002                          6,654           --
                               2003                            554           --
                                                        -----------  -----------

           Total minimum lease payments                      42,894     133,227

              Less: amount representing interest             (2,959)    (14,485)
                                                         ----------- -----------

           Present value of net minimum lease payments       39,935     118,742

              Less:  current portion                        (33,293)    (90,736)

           Capital lease obligation, net of current portion $ 6,642      28,006
                                                          ==========  ==========

     Amortization expense related to capitalized leases is included in depreciation expense and was $56,647 and $51,651 for 2000 and 1999, respectively. Accumulated amortization was $109,076 and $52,429 as of December 31, 2000 and 1999, respectively.

      B.  Operating Leases

          Office Space

          In September 1998, the Company entered into a lease agreement for office space. Under the terms of the lease agreement, the Company was required to pay $16,723 per month with a 4% annual increase in the base rent until December 2000. The lease agreement was renewed in February 2001, and under the terms of the new agreement, the Company must pay $18,482 per month with a 4% annual increase in the base rent until December 31, 2003. From December 2000 until the renewal was finalized in March 2001, the Company continued to lease the space on a month-to-month basis. Total rent expense under this agreement, net of reimbursed rent expense of $51,000 which was paid by a related party for shared office space, was $166,306 for 2000. Total rent expense, net of reimbursed rent expense of $34,000 paid by a related party, was $157,715 for 1999.

          Equipment

          The Company incurred rental expense of $2,240 in 1999 and 2000 related to an equipment lease. The Company has a future commitment of $5,904 through the year 2003 for an equipment lease.


 9.   RELATED PARTY TRANSACTIONS

      a.   Cooper Fields, LLC

          In May, 1999 the Company transferred to Riverview (its parent company) all of its rights, title and interest in a certain application software program known and marketed as "Fresh Market Manager" including all related documentation, copyrights, patents, intellectual property and other materials. The agreement specifically excluded all of the Company's other software programs and applications. The Company, also, retained the rights to the "Fresh Market Manager" software solely necessary to perform the Company's obligations relating to the development and software enhancement contract that the Company had with a retail customer (see note 7).

          The chief executive of Riverview, who is also the chief executive of the Company then assigned the "Fresh Market Manager" software to Cooper Fields, LLC, a Utah limited liability company which had been formed in April 1999 with the chief executive as managing member. Cooper Fields, LLC acquired the intellectual property rights for $4,750,000 by cost payment of $2,750,000 to Riverview and execution of a note payable in the amount of $2,000,000.

          As part of the Cooper Fields, LLC organizational and operational documents, the members agreed to an "Overhead Sharing and Referral Agreement" whereby Cooper Fields would pay to Park City Group its allocable share of direct costs and expenses. The LLC was to pay the Company the allocated cost in twelve monthly payments for one year with annual renewal terms. The amount was to cover the shared costs of facilities, personnel and operating costs. The Company recorded the reimbursed costs as a reduction to operating costs. Accordingly, shared cost reimbursements were $620,232 in 2000 and $413,488 in 1999. As of December 31, 2000 and 1999, the Company had a receivable of $466,486 and $73,449, respectively for the overhead sharing costs and $26,350 and $3,145, respectively for interest. The agreement, also, provided for a referral fee to be paid for the introduction of prospective customers. The Company received $82,326 in the year 2000 for a customer referral.

      b.  Riverview Financial Corporation (Parent Company)

          The Company has a note payable with Riverview (note 5). The Company, also, has a receivable from Riverview for certain expenses paid by the Company in 2000. The balance due the Company was $19,411 as of December 31, 2000.

      c.  Chief Executive

          The Company has a receivable from its chief executive for certain non-business expenses paid by the Company. The balance due the Company was $46,396 and $10,836 as of December 31, 2000 and 1999,
          respectively.

10.   CONCENTRATION OF CREDIT RISK

          The Company's accounts receivable are derived from sales of products and services primarily to customers operating multi-location retail stores, hotels, and hospitals. At December 31, 2000 and 1999, accounts receivable includes amounts due from four customers totaling $216,202 and $660,970, respectively. These customers accounted for 79% and 87% of accounts receivable at December 31, 2000 and 1999, respectively. Sales to significant customers are summarized in Note 14. The Company provides credit terms to its customers in the normal course of business. The Company performs ongoing credit evaluations of it customers and maintains an allowance for doubtful accounts based upon collection assessment. Collateral is not required from customers.

11.   COMMITMENTS AND CONTINGENCIES

      A.  Litigation

          The Company offers a limited warranty against software defects for a general period of six months. Customers who are not completely satisfied with their software purchase sometimes attempt to be reimbursed for their purchases outside the warranty period. During 1999, the Company accrued $147,000 for such warranty settlements that were probable and could be reasonably estimated. The unpaid balance due on the settlements was $54,944 and $139,778 as of December 31, 2000 and 1999, respectively.

      B.  Contingency for Year 2000 Issue

          In prior years, the Company sold software with source code that was not year 2000 compliant. The source code was written with two digits rather than four digits to define the applicable year. As a result, the software could recognize a date using "00" as the year 1900 rather than the year 2000. In addition, 2000 was a leap year and the Company was unsure of additional complications. Prior to 1999, the Company recognized the potential exposure of the noncompliance and decided that it would be necessary to correct the source code deficiency and to remedy the situation with customers who had purchased the software. The Company estimated the cost of this effort and accrued a loss contingency of $778,927. During 1999, the Company expended significant time and effort to resolve the software's deficiencies. Accordingly, the Company recognized $511,432 of the previously accrued loss contingency as a reduction in related operating costs during 1999. The remaining accrued contingency of $267,495 was recognized as a reduction in related operating costs during 2000 upon satisfactory resolution of all known year 2000 deficiencies.

12.       STOCK OPTIONS

          In January 1993, the Company adopted the 1993 Equity Incentive Plan (the Incentive Plan) which provides for the issuance of up to 2,500,000 stock options (increased to 4,800,000 in 1996) for employees, directors, consultants or advisors of the Company or any affiliate of the Company. Options granted may be either incentive stock options within the meaning of the Internal Revenue Code, or non-qualified options. The terms of each award are determined by a committee of the Board of Directors. The options generally vest over four to six years with the initial vesting occurring one year from the date of grant. Vested options are exercisable until ten years from the date of grant or until 90 days after termination of employment, if earlier. Options are granted with an exercise price not less than the fair market value of the Company's common stock on the date of grant. All options granted under this plan were repriced in 1998 to $1 per share.

          In December 1993, the Company adopted the 1993 Directors Stock Option Plan (the Directors Plan) which provides for the issuance of up to 75,000 non-qualified common stock options to non-employee members of the Board of Directors. The Company increased the number of non-qualified common stock options authorized for issuance by the Directors Plan to 100,000 in 1995 and 300,000 in 1996. The options vest 33.33% twelve months following the grant date and an additional 2.75% each month thereafter and cease to vest on the date the optionee ceases to be a member of the Board of Directors. Options are granted with an exercise price not less than the fair market value of the Company's common stock as determined by the Board of Directors on the date of grant.

          The following table summarizes option transactions through the year ended December 31, 2000:

                                                            Weighted-Average
                                      Outstanding            Exercise Price

      Balance - 12/31/98               1,492,997                 0.45226
         Granted - 1999                      --                      --
         Exercised - 1999                 (9,722)                0.04000
         Forfeited - 1999                (85,200)                0.93803
                                       -----------
     Balance - 12/31/99               1,398,075                 0.42552
         Granted - 2000                      --                       --
         Exercised - 2000                    --                       --
         Forfeited - 2000              ----------
      Balance - 12/31/00               1,256,825                 0.36688
                                       ==========


     The following table summarizes outstanding options granted by the Company as of December 31, 2000:

                                                  Number of Shares                           Weighted-Average
                                     ------------------------------------------
                         Share                           Vested and     Weighted-Average     Remaining Option
      Optionee           Price          Outstanding       Exercisable     Exercise Price       Life (In Years)
      --------          -------         -----------       -----------     --------------       ---------------

      Employees (a)      $0.04             750,750          750,750           0.04000              0.99560

      Employees          $0.40             125,000          125,000           0.40000              1.51781

      Employees (b)      $1.00             381,075          332,213           1.00000              5.74216
                       ----------        ----------

           Total                         1,256,825        1,207,963           0.36688              2.48671
                                         =========        =========

      (a) An employee holding an option for 750,000 shares was terminated on December 31, 2000. This individual exercised his option to purchase the shares for $30,000 in 2001.

      (b) Five employees with outstanding options of 63,500 vested for 55,500 shares were terminated on January 5, 2001. None of these individuals exercised their option to buy shares.


13.  RETIREMENT PLAN

     The Company participates in Riverview's 401(k) profit sharing plan (the "Plan") for which Company contributions are based upon wages paid to eligible employees. Employees are eligible to participate in the Plan upon reaching 21 years of age and one year of service with the Company. The Plan is funded by voluntary employee contributions and Company matching contributions. A participant's maximum elective contribution to the Plan in 1999 may not exceed the lesser of $10,000 or 20 percent of the eligible employee's compensation. The Company's matching contribution is 50 percent of the first 4 percent of each employee's contribution. The Company made matching contributions totaling $38,907 and $42,194 for the years ended December 31, 2000 and 1999, respectively.

14.  SIGNIFICANT CUSTOMERS

     In 2000, the Company generated approximately 24% of its revenue from a development and software enhancement contract (Note 7).

     The Company received approximately 39% and 34% of its revenue from five major customers during the years ended December 31, 2000 and 1999, respectively.


15.  SUBSEQUENT EVENTS

     A.   Cooper Fields,  LLC Acquisition (Name changed to Fresh Market Manager,
          LLC)

          On April 5, 2001, the Company, Riverview Financial Corporation (Parent Company), and the members of Cooper Fields, LLC (see note 9) entered into an agreement to be effective January 1, 2001, whereby the Company acquired the member interests in Cooper Fields, LLC for $3,750,000. The amount due is to be paid as follows: (i) $1,000,000 plus accrued interest on funds held in a bank escrow account. These funds were being held by the bank subject to a joint account and pledge agreement which were initiated at the creation of Cooper Fields, LLC in May, 1999. The joint account was pledged for payment on funds that were loaned by a member of the LLC and subject to restrictions and agreement regarding its use. No withdrawals were ever made from the account. (ii) $2,750,000 by an executed promissory note which calls for principal payments of $1,000,000 on December 20, 2001, $500,000 on June 20, 2002 and the principal balance of $1,250,000 on December 20, 2002. Interest accrues on the note at 10% per annum and is payable monthly with the first payment due on April 10, 2001.

          The note is guaranteed by Cooper Fields, LLC, Riverview Financial Corporation, the Company's Chief Executive and an individual employed by Cooper Fields, LLC. The Company executed a "Stock Pledge and Security Agreement" whereby 8,625,850 shares of the Company's common stock (33 1/3% of the issued and outstanding shares) were pledged along with irrevocable stock powers. Also, 4,340,098 common shares (18% of the issued and outstanding shares) were delivered to a title company subject to an escrow agreement as additional collateral in the event of default. The note is also collateralized by the Chief Executive's 50% interest in a condominium property located in Puerto Vallarta, Mexico.

          The agreement, also, contains numerous covenants which provide certain
          limitations  on  compensation  increases,   dividends,  related  party
          transactions, borrowings and the creation of liens.

          The Company's Chief Executive, who was the other member of Cooper Fields, LLC, assigned his interest to the Company which makes the Company the sole owner of Fresh Market Manager, LLC (formerly Cooper Fields, LLC). The Company's Chief Executive was elected as the sole manager of the LLC.

          The following unaudited pro forma consolidated information for the years ended December 31, 2000 and 1999 give effect to the transaction as if it had occurred at the beginning of 2000 and 1999. The unaudited pro forma consolidated information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the transaction been completed as of the beginning of those years, nor are they indicative of the Company's future results of operations.

                                         2000                       1999
                                         ----                       ----

           Net sales               $   7,325,566             $   4,956,097
                                   =============             =============

           Net income (loss)       $     611,406             $ ( 3,154,338)
                                  ==============             =============
                                       17

     B.   Letter of Intent

          In February 2001, the Company entered into a "Letter of Intent" arrangement regarding the potential reorganization of the Company with AmeriNet Group.com, Inc. (AmeriNet). AmeriNet is a Delaware corporation and has retained the services of Yankee Companies, Inc. (Yankees), a mutual intermediary, to negotiate an acceptable agreement on their behalf.

          A summary of the proposed transaction is as follows:

          1. The Company would consolidate all current operations of its affiliates and related business enterprises for consolidated financial reporting.

               The Company has confirmed to AmeriNet certain unaudited financial information for 2000 and AmeriNet has confirmed to the Company that, upon disposition of its subsidiaries, it will not have material assets or liabilities other than the Company and that it will not be subject to contracts other than the Reorganization Agreement culminating from this Letter of Intent and will have no material liabilities other than certain indicated obligations.

          2. AmeriNet would exchange 60% of its unregistered outstanding common stock with the Company's stockholders for all of the Company's outstanding common stock.

          3. AmeriNet will have up to $5 million in cash for use by the Company following the closing of the Renegotiation Agreement.

          4. Prior to closing, AmeriNet will distribute all the capital stock of its subsidiaries to AmeriNet's stockholders, except for shares required to be issued to Yankees, in consideration for the release by Yankees of its lien on such shares and Yankees agreement to convert the balance of the debt owed by AmeriNet to Yankees into shares of AmeriNet's Class A Preferred stock (see item 8).

          5. Executive officers of the Company that hold a specified percentage of AmeriNet's common stock would enter into long term employment agreements with the Company. Total annual compensation to these officers will be within certain limitations.

               In addition to the annual compensation, AmeriNet would allocate additional shares of unregistered AmeriNet common stock in an amount equal to 50% of the shares issued to the stockholders of the Company, to a stock incentive plan. The shares would be issued in installments based upon the attainment of certain economic thresholds.

          6. As a result of the above, the Company would become a wholly-owned subsidiary of AmeriNet; AmeriNet would have no other subsidiaries; the Company's shareholders would hold 60% of AmeriNet's outstanding common stock; and, AmeriNet's stockholders prior to closing and their successors would hold 40% of AmeriNet's outstanding common stock.

          7. Upon closing, Yankees will commence efforts on behalf of the Company to develop new sources of funding and business. If such funding or business is obtained as a result of Yankees' efforts, the Company agrees to provide specified compensation to Yankees for its services, provided that certain conditions are met.

               Also, Yankees currently has options to purchase up to 12.5% of AmeriNet's common stock.

                                  EXHIBIT 3.1.0
                          INTERESTED PARTY TRANSACTIONS


1. Randall K. Fields, an officer, director and significant shareholder of Park City Group, and Riverview Financial Corp., also a significant shareholder of Park City Group, each previously held significant interests in Fresh Market Manager, LLC (formerly "Cooper Fields, LLC"), a current subsidiary of Park City Group which has sold or furnished, and continues to sell and furnish, products similar to those which Park City Group sells to its customers, in the form of a product entitled "Fresh Market Manager" and other products and services.

2. Pursuant to an Overhead Sharing and Referral Agreement, between Fresh Market Manger, LLC and Park City Group, dated May 7, 1999, Fresh Market Manager and Park City Group have each agreed to provide marketing assistance to the other through referrals of potential customers, in exchange for which the source of the referral is entitled to a fee of approximately twenty percent of the "up front" and deferred sales revenues, and ongoing revenues related to the referral for a period of three years from the date of sale. See Exhibit 3.1.M Note (9)(a).

3. Pursuant to a Marketing Assistance Agreement between Fresh Market Manager, LLC and Riverview Financial Corp, dated May 7, 1999, Riverview has previously provided to Fresh Market Manager assistance in marketing Fresh Marketing Manager's software, as requested by Fresh Market Manager, in exchange for twenty percent of the revenues realized from licensing of the software, not to exceed an aggregate of $2,000,000 during the term of the agreement. This agreement was cancelled by the parties in April 2001.

                                 EXHIBIT 4.2.B.4
                                 USE OF PROCEEDS

Increase in sales and marketing staff and related costs                         150,000                   15%
Increase in advertising programs                                                125,000                   12%
Increase in program development and customer support staff and related costs    200,000                   20%
Public reporting and investor relations costs                                   250,000                   25%
Working capital                                                                 275,000                   28%
                                                                                -------                   ---
Total                                                                         $ 1,000,000               100%



                                  EXHIBIT 4.3.C
                                    CONSENTS


1. Right of First Refusal. With respect to those shares of Park City Group Capital Stock that have been acquired by the Park City Group's Participants pursuant to options, Park City Group must waive certain transfer restrictions and other rights prior to consummation of the transactions contemplated by the Reorganization Agreement.

2. Debt Conversion into Preferred Stock. With respect to any promissory notes being converted into preferred stock as contemplated in Exhibit 3.1.D, Park City Group may need to obtain consents to the conversion.




                                  EXHIBIT 5.3.E
                                  LEGAL OPINION

                                       B-1
                                    EXHIBIT B

                            AMENDED AMERINET EXHIBITS

                        AMERINET'S EXHIBITS AMENDMENT #1

     The following Exhibits are being delivered by AmeriNet pursuant to the Reorganization Agreement, dated May 31, 2001, between Randall K. Fields, a Utah resident, Riverview Financial Corp., a California corporation, and AmeriNet Group.com, a Delaware corporation (the "Reorganization Agreement").

     Any information disclosed in one Exhibit shall be deemed to be disclosed in all Exhibits to which such information is applicable. References to Articles, Sections, Paragraphs, and Exhibits shall mean the Articles, Sections, Paragraphs and Exhibits of the Reorganization Agreement and/or these Exhibits. These Exhibits are incorporated by reference into and shall be deemed a part of the Reorganization Agreement.

     No reference in these Exhibits to any agreement or documents shall be construed as an admission or indication to any other party other than Park City Group, Inc. that such agreement or document is enforceable or currently in effect under such agreement or document. No disclosure in these Exhibits relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication to any party other than Park City Group, Inc. that any such breach or violation exists or has actually occurred.



                                  Exhibit 1.1O
                        Consulting Agreement with Yankees

         A copy of the consulting agreements between Yankees and AmeriNet has been provided to Park City.

                                  Exhibit 3.2B
                               Options & Warrants

     AmeriNet has established four stock option plans: (1) Non-qualified and incentive stock option plan , effective January 1, 2000; (2) Non-qualified and incentive stock option plan , effective March 8, 2000; (3) 2001 Officers' & Directors' Stock Option Plan, effective as of January 1, 2001; and (4) AmeriNet Communications, Inc. Incentive Stock Option Plan Indenture, effective as of October 1, 2000. Other options and warrants were granted pursuant to acquisitions or to current stockholders. Park City Group has been provided copies of all four plans and all warrants and award certificates. The table provides information related to the options to purchase AmeriNet's common stock as of May 31, 2001.


Name                     Title/ Description      Amount           Price          Granted             Exercisable
Officers Warrants
for Employment
Michael Jordan           President               100,000w*        $0.69w         8/19/99             9/1/00 to 8/31/03
Larry Van Etten          President               100,000w*        $0.56w         5/22/00             7/1/01 to 6/30/04
Larry Van Etten          President               50,000w          $0.60w         5/22/00             5/22/00 to 8/19/00
David Cantley            CFO                     50,000w *        $1.4325w       2/17/00             7/1/01 to 6/30/04
                                                 50,000w *        $0.5625w       5/26/00             7/1/01 to 6/30/04
Vanessa Lindsey          Secretary               15,000w *        $1.28w         11/11/99            1/1/01 to 12/31/02
Director's Options       2000 Plan dated
                         January 1, 2000
                         1,000,000 shares
Saul B. Lipson           Director Audit C        50,000w          $1.0625w       10/26/99            1/1/01 to 2/31/02
Michael H. Jordan        Director Exec. C        30,000           $1.44          11/4/99             *        12/31/02
Richard Chamberlin       Director, Exec. M       25,000           $1.44          11/4/99             *        12/31/02
Anthony Joffe            Director , Exec M       35,000           $1.44          11/4/99             *        12/31/02
Ed Dmytryk               Director, Audit M       25,000           $1.44          11/4/99             *        12/31/02
David Cantley            Director                6,000            $1.44          2/17/00             *        12/31/02
Vanessa Lindsey          Director, Exec. M       16,200           $1.44          4/6/00              *        12/31/02
Larry Van Etten          Director, Exec. M       12,600           $1.44          5/22/01             *        12/31/02
Bruce Gleason            Director                15,000           $1.44          11/4/99             *        12/31/02
TOTALS                    470,200 shares left    529,800 *                       There are 2,000,000 left under the
                         under the plan          shares                          March 31, 2000 plan
                                                 granted
Directors Options        January 1, 2001
                         Option Plan for
                         1,000,000 shares
Doug Wilson              Director, Exec. M       9,000            $0.27          4/16/01             4/16/01-12/31/03


Larry Van Etten          Director, Exec. M       9,000            $0.27          4/16/01             4/16/01-12/31/03
Vanessa Lindsey          Director Exec. M        9,000            $0.27          4/16/01             4/16/01-12/31/03
Ed Dmytryk               Director Exec C.        11,000           $0.27          4/16/01             4/16/01-12/31/03
Tony Joffe               Director, Audit M       15,000           $0.27          4/16/01             4/16/01-12/31/03
J. Bruce Gleason         Director                5,000            $0.27          4/16/01             4/16/01-12/31/03
Richard Chamberlin       Director,               5,000            $0.27          4/16/01             4/16/01-12/31/03
David Cantley            Director                5,000            $0.27          4/16/01             4/16/01-12/31/03
Charles Champion         Director, Audit C       15,000           $0.27          4/16/01             4/16/01-12/31/03
TOTALS                    917,000 shares left    83,000
                         under theplan           shares
                                                 granted
Warrants &
Options(held by
persons involved
in acquisition of
subsidiaries)
Arthur & Joann           Trilogy                 6,667w           $0.75          11/30/99        11/30/99 to  11/30/04
Calabro
George Campen            Trilogy                 3,333w           $0.75          11/30/99        11/30/99 to  11/30/04
Antares Capital          Trilogy                 47,273w          $0.75          11/30/99        11/30/99 to  11/30/04
Management
Daniel Conroy            Trilogy                 10,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Bill and Dawn            Trilogy                 5,000w           $0.75          11/30/99        11/30/99 to  11/30/04
DeRosa
Donald Downs             Trilogy                 12,667           $0.75          11/30/99        11/30/99 to  11/30/04
Peter Glint              Trilogy                 13,333w          $0.75          11/30/99        11/30/99 to  11/30/04
John Goodman             Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Maxwell                  Trilogy                 5,000w           $0.75          11/30/99        11/30/99 to  11/30/04
Hazelwood
John & Penny             Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Holmes
Stephen Holmes           Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Robert Imparato          Trilogy                 5,000w           $0.75          11/30/99        11/30/99 to  11/30/04
SOG Investments          Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Robert & Janet           Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Lewis




John & Barbara           Trilogy                 3,333w           $0.75          11/30/99        11/30/99 to  11/30/04
Meeks
Ronald Musich            Trilogy                 20,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Enid & Bernard           Trilogy                 10,000w          $0.75          11/30/99        11/30/99 to  11/30/04
Rudd
James Engstrom           Trilogy                 6,667w           $0.75          11/30/99        11/30/99 to  11/30/04

Jonathan Eichner         Investor                50,000w          $0.75          3/1/00 to 6/30/02
Debra Elenson            Investor                100,000w         $0.75          3/1/00 to 6/30/02

Yankee Companies         Investor                1,000,000w       $0.22          5/2/01            5/31/01to 9/30/01


* Shares which were granted under the Non-qualified and incentive stock option plan, effective January 1, 2000.

w    means warrant, all others are options

                                      3.2B4
                               Registration Rights

1.    List of persons with registration rights:

         Debra Elenson                        100,000 shares and 100,000 shares
                                              for warrants
         Jonathan Eichner                     100,000 shares and 50,000 shares
                                              for warrants
         Scott Heicken                        100,000 shares
         K. Walker, LTD.                      250,001 shares
         Joseph D. Radcliffe                  67,000 shares
         Hamilton, Lehrer & Dargan, P.A.      50,000 shares

     However, all such shares have met Rule 144 holding periods, except for the 150,000 shares reserved for warrants and the 50,000 shares for Hamilton, Lehrer & Dargan, P.A.

2. List of persons and amounts of stock being registered on S-8 stock prior to closing:

         A.       Vanessa H. Lindsey                 90,658
         B.       Edward Dmytryk                     187,741
         C.       Lawrence Van Etten                 178,643
         D.       George Franjola                    74,101
         E.       Douglas L. Wilson                  92,216
         F.       Richard Chamberlin                 2,000
         G.       David Cantley                      10,216

3. The securities that will be registered on the initial SB-2 filed post closing will include:

         A.       Coast to Coast Realty              173,908
         B.       Bolina Trading Corp. SA            700,000
         C.       SKRD Trading Corp.                 10,000
         D.       Vanessa H. Lindsey                 90,680
         E.       Edward Dmytryk                     16,660
         F.       Robert Pozner                      666,680
         G.       K. Walker                          761,346
         H.       Debra Elenson                      836,680
         I.       Jonathan Eichner                   816,680
         J.       Scott Heiken                       266,680
         K.       Palm Air                           916,914
         L.       Larry Holman                       ( .333 of his 500,000 PC
                                                     shares converted to ABUY
                                                     shares )
         M.       Debra Elenson                      100,000  shares for warrant
         N.       Jonathan Eichner                   50,000 shares for warrant

                                  Exhibit 3.2C3
                    Financial Representations and Disclosure


     3.2C3c(1): Except for the divestiture of AmeriNet's subsidiaries, as required by Park City Group, as a condition to this transaction

     3.2C3c(4): Goodwill(an intangible asset) has been and will be materially reduced as a result of the divestitures of AmeriNet's subsidiaries, as required by Park City Group, as a condition to this transaction

     3.2C3c(7): Except for distributions of securities as required by Park City Group, as a condition to this transaction

     3.2C3c(8): Except for the sale or issuance of AmeriNet's Capital Stock which is sold or granted in the ordinary course of business. However at closing, not more than 27,300,000 shares of common stock will be outstanding. Attached are copies of the common and preferred stock ledgers used by management.

     3.2C3c(9): Except for a revolving loan agreement between AmeriNet and the Yankee Companies, Inc.("Yankees"), dated May 5, 2000, and a convertible loan agreement between AmeriNet and Yankees, dated May 7, 2001. However, the revolving loan agreement has been terminated. Copies have been supplied to Park City Group, along with a copy of the termination agreement between AmeriNet and Yankees, dated May 23, 2001. The convertible loan agreement has not yet been terminated, but will be terminated at closing when the outstanding principal will be converted to AmeriNet common stock at $0.17 per share.

List of Common Shares Issued from December 1998 to May 31,2001

Date        Amount of    Subscriber                           Total Offering    Total             Registration      Effective
issued      Securities                                        Consideration     Discounts or      Exemption         Date
            sold                                                                Commission        relied on
            4,166,148
12/9/98     630,000      Blue Lake Capital Corp               $0.02             None              (2)               11/06/98
12/9/98     108,750      M. Tucker C/F Shayna Tucker          $0.02             None              (2)               11/06/98
12/9/98     108,750      M. Tucker C/F Montana Tucker         $0.02             None              (2)               11/06/98
12/9/98     435,000      The Yankee Companies, Inc.("Yankees")$0.02             None              (2)               11/06/98
12/9/98     217,500      Calvo Family                         $0.02             None              (2)               11/06/98
12/9/98     50,000       Yankees                                                None (6)          (2)
12/9/98     125,000      R. Chamberlin                        $0.02             None              (2)               11/23/98
12/9/98     62,500       Anthony Joffe                        $0.02             None              (2)               11/23/98
12/9/98     62,500       Penny Field                          $0.02             None              (2)               11/23/98
12/9/98     25,000       Carrington                                             None (7)          (2)
5/25/99     50,000       Richard Chamberlin               for legal services(8) None              (2)               05/25/99

5/25/99     47,000       E. Granville Smith          settlement Bolina 30,000   None              (2)
                                                     shares and  K. Walker 17,000                                   03/19/99

5/25/99     150,000      Yankees                     Calvo settlement     (9)   None              (2)               02/18/99
7/26/99     1,769        Lynn Poppitti               AITC reorganization  (10)    (4)             (1)               06/25/99
7/26/99     1,105,325    Mike Umile                  AITC reorganization  (10)    (4)             (1)               06/25/99

7/26/99     1,127,431    Bruce Gleason               AITC reorganization  (10)    (4)             (1)               06/25/99
9/29/99     122,500      Yankees                     AITC reorganization  (10)    (4)             (1)               06/25/99


9/29/99     20,000       Vanessa Lindsey       Part of Yankees AITC shares (10)   (4)             (1)               06/25/99
9/29/99     2,500        Ilene Scheinbart     Part of Yankees AITC shares  (10)   (4)             (1)               06/25/99
9/29/99     5,000        Warren Hirt          Part of Yankees AITC shares  (10)   (4)             (1)               06/25/99
10/7/99     15,000       Xcel            In lieu of interest on $75,000 loan(11) None             (2)               09/30/99
10/7/99     (126,238)    Bruce Gleason      sold his shares to Yankees for $0.25 None             (3)               08/25/99
10/7/99     (123,762)    Mike Umile         sold his shares to Yankees for $0.25 None             (3)               08/25/99
10/7/99     242,211      Yankees            bought from Gleason and Umile        None             (3)               08/25/99
10/7/99     7,789        Theodore & Susan Gill   part of Yankees bought from     None             (3)               08/25/99
                                                 Gleason and Umile
10/14/99    7,500        Internet Stock School       $6,075 of fixed assets (12) None             (2)               07/22/99
10/29/99    (841,378)    Bruce Gleason               AITC Recission              None             (2)               10/15/99
10/29/99    (841,378)    Mike Umile                  AITC Recission              None             (2)               10/15/99
11/1/99     190,000      Bolena                      $0.50   $  95,000           None             (2)               10/28/99
11/12/99    110,000      K. Walker                   $0.50   $  55,000           None             (2)               10/26/99
11/29/99    (94,602)     Yankees                     AITC Recission              None             (2)               10/15/99
12/7/99     2,211        Theodore & Susan Gill  AITC Stockholder and Exchanging  None             (2)               9/27/99
                                                     stockholders agreement      (10)
12/14/99    40,000       Jonathan Eichner            $0.50     $  20,000         None             (2)               06/23/99
12/14/99    100,000      Debra Elenson               $0.50     $  50,000         None             (2)               06/23/99
12/14/99    40,000       Evelyn Coleitti             $0.50     $   20,000        None             (2)               06/23/99
12/14/99    20,000       Debra Elenson               $0.50     $   10,000        None             (2)               09/08/99
12/14/99    80,000       Yankees                     $0.25     $   20,000         (4)             (2)               06/24/99
12/14/99    30,000       Yankees                     $0.25     $     7,500        (4)             (2)               09/03/99


12/17/99    500,380      Michael Caputa           WRI merger                     None             (2)               11/12/99
12/17/99    10,000       J. Grant                 WRI merger                     None             (2)               11/12/99
12/17/99    10,000       J. Levy                  WRI merger                     None             (2)               11/12/99
12/17/99    10,620       Source Marketing         WRI merger                     None             (2)               11/12/99
12/17/99    13,319       Yankees                  WRI merger                      (4)             (2)               11/12/99
12/17/99    2,500        Warren Hirt              Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    1,000        Ilene Scheinbart         Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    3,500        Vanessa Lindsey          Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    13,275       Bruce Gleason            Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    13,275       Mike Umile               Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    6,231        Lynn Poppitti            Part of Yankees WRI shares(14)  (4)             (2)               11/12/99
12/17/99    100,000      Vanessa Radcliffe        $0.50      $   50,000          None             (2)               11/10/99
TOTAL       8,164,126
01/04/00    16,000       Arthur Y. & Joann Calabro Trilogy Reorganization  (15)  None              (1)               12/01/99
                         JTWROS
01/04/00    8,000        George B. Campen         Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    113,454      Antares Capital
                               Management, Inc.   Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    24,000       Daniel Conroy            Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    12,000       Bill & Dawn DeRosaJTWROS Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    31,333       Donald J. Downes         Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    32,000       Peter Glint              Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    48,000       John B. Goodman          Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    12,000       Maxwell G. Hazelwood     Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    48,000  John & Penny R. MaxwellJTWROS Trilogy Reorganization   (15)  None              (1)               12/01/99


01/04/00    48,000       Stephen P. Holmes        Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    12,000       Bob Imparto              Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    48,000       SOG Investments, Inc.    Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    48,000       Robert M. Lewis & Janet  Trilogy Reorganization   (15)  None              (1)               12/01/99
                         L. Lewis   JTWEROS
01/04/00    8,000        John J. Meeks Sr.&       Trilogy Reorganization   (15)  None              (1)               12/01/99
                          Barbara MeeksJTWROS
01/04/00    48,000       Ron Musich               Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    24,000   Enid & Bernard Rudd JTWROS   Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    16,000       James W. Engstrom        Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    841,381      Dennis & Carol Berardi   Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    800          Stephen Berardi          Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    800          Dale Martin Hernandez    Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    576          Sheilla Horan            Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    576          Lester Thornhill         Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    534          Jane Bicks               Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    6,934        David Cantley            Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    309          Ann McEver               Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    309          Linda Loque              Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    412          Ruth Hinnick             Trilogy Reorganization   (15)  None              (1)               12/01/99
01/04/00    72,864       Yankees                  Trilogy Reorganization   (16)   (4)              (1)               12/01/99
01/04/00    90,863       Robert Pozner            Part of Yankees shares          (4)              (1)               12/1/99
                                                   for Trilogy Reorg.      (16)

01/04/00    18,000       Calvo Family             Part of Yankees shares          (4)               (1)               12/1/99
                                                  for Trilogy Reorg (16)
1/12/00     200,000      Yankees                  $0.25   $   50,000              (4)               (2)               11/19/99
1/21/00     67,000       Joe Radcliffe            $0.75   $   50,250              None              (2)               12/16/99
5/2/00      133,334      K. Walker, Ltd.          $0.75   $  100,000              None              (2)               01/31/00
5/2/00      100,000      K. Walker, Ltd.          $0.75   $   75,000              None              (2)               03/09/00
5/2/00      100,000      K. Walker, Ltd.          $0.60   $   60,000              None              (2)               03/23/00
5/2/00      100,000      Jonathan Eichner         $0.75   $   75,000              None              (2)               01/31/00
5/2/00      100,000      Scott Heicken            $0.75   $   75,000              None              (2)               02/28/00
5/2/00      100,000      Debra Elenson            $0.75   $   75,000              None              (2)               01/31/00
5/2/00      200,000      Bolena Trading Corp. S.A.$0.60   $  120,000              None              (2)               03/15/00
6/15/00     200,000      Xcel Associates, Inc.    settlement     (17)             None              (2)               05/31/00
6/16/00     4,400        Donald Downes             Shares he didn't               (4)               (1)               12/01/99
                                                   originally receive (15)
6/30/00     11,100,005   Total
7/3/00      377,099      Gerald & Leigh Cunningham    Lorilei   (18)              (4)               (1)               05/11/00
                                                      Reorganization
7/3/00      114,504      Yankees as escrow agent      Lorilei reorganization
                                                      as escrow  agent            (4)               (1)               05/11/00
                                                                (18)
7/3/00      80,916       Bruce Brashear,
                         Esquire as escrow agent      Lorilei Reorganization
                                                      as escrow agent             (4)               (1)               05/11/00
                                                                (18)
7/3/00      9,427        Mike Umile                   Part of Yankees shares      (4)               (1)               05/11/00
                                                      for Lorilei Reorganization
                                                                (18)
7/3/00      9,427        Bruce Gleason                Part of Yankees shares
                                                      for Lorilei Reorganization  (4)               (1)               05/11/00
                                                                (18)
7/3/00      8,869        George Franjola              Part of Yankees shares      (4)               (1)               05/11/00
                                                      for Lorilei Reorganization
                                                                (18)

7/3/00      4,987        K. Walker, Ltd.              Part of Yankees shares      (4)               (1)               05/11/00
                                                      for Lorilei Reorganization
                                                                (18)
7/3/00      5,000        Larry Van Etten              Part of Yankees shares      (4)               (1)               5/11/00
                                                      for Lorilei Reorganization
                                                                (18)
7/3/00      7,000        Yankees                      in consideration for use    (4)               (2)
                                                      of collateral by Xcel
                                                                (11)
7/13/00     200,000      Palmair, Inc.            $4,000    exercise of warrant
                                                                (19)              None              (2)               04/08/00
7/13/00     56,000       Yankees                  $0.125  $    7,000              (4)               (2)               06/16/00
7/13/00     50,000       George Franjola          $0.25   $   12,500              None              (2)               06/05/00
7/13/00     50,000       John Franjola            $0.25   $   12,500              None              (2)               06/05/00
7/13/00     12,000       Larry Van Etten          $0.25   $    7,000              None              (2)               06/08/00
7/13/00     12,000        Linda Van Etten         $0.25   $    7,000              None              (2)               06/08/00
7/13/00     16,000       American Express for
                          Larry Van Etten         $0.25   $    7,000              None              (2)               06/08/00
7/13/00     16,000       American Express for
                          Linda Van Etten         $0.25   $    7,000              None              (2)               06/08/00
7/13/00     12,129,234   Total
9/12/00     12,129,234   Total
11/8/00     (841,381)    Return of
                          Berardi's Stock    superseder and exchange agreement    None              (1)               06/30/00
                                                                (15)
12/13/00    700,000      Yankees                  $0.125 Yankees converted $98, 500
                                                         of debt to equity        (4)               (2)               06/30/00
                                                                (20)
12/13/00    20,000       Coast to Coast Realty, Inc.  Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    5,000        Vanessa H. Lindsey           Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    9,000        George Franjola              Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    50,000       Larry Van Etten              Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    2,000        Nancy Molinari               Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    2,000        Sally Stroberg              Part of Yankees conversion
                                                                (20)              (4)               (2)               06/30/00
12/13/00    200,000      K. Walker, Ltd.             $0.25   $   50,000           None              (2)               05/16/00
12/13/00    16,667       K. Walker, Ltd.             $0.60   $   10,000.20        None              (2)               05/16/00
12/31/00    12,292,520   TOTAL
3/7/01      4,000        Arthur Y. & Joann Calabro   Trilogy Escrow
                                                                    (15)          None              (1)               12/01/99
3/7/01      2,000        George Campen               Trilogy Escrow
                                                                    (15)          None              (1)               12/01/99
3/7/01      28,364       Antares Capital
                          Management, Inc.           Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      6,000        Daniel Conroy               Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      3,000        Bill & Dawn De Rosa         Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      8,933        Donald Downes               Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      8,000        Peter Glint                 Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       John Goodman                Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      3,000        Maxwell G. Hazelwood        Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       John B. Holmes &
                          Penny R. Mansell           Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       Stephen P. Holmes           Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      3,000        Robert Imparato             Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       SOG Investments             Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       Robert M. & Janet D. Lewis  Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      2,000        John L. Meeks &
                          Barbara Meeks              Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      12,000       Ronald Musich               Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      6,000        Enid & Bernard Rudd         Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      4,000        James W. Engstrom           Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      200          Stephen Berardi             Trilogy Escrow (15)          None              (1)               12/01/99


3/7/01      200          Dale Martin Hernandez       Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      144          Sheilla Horan               Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      144          Lester Thornhill            Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      133          Jane Bicks                  Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      1,733        David K. Cantley            Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      77           Margaret Mc Ever            Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      77           Linda Logue                 Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      103          Ruth Shinnick               Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      15,947       Yankees                     Trilogy Escrow (15)          None              (1)               12/01/99
3/7/01      10,000       Calvo Family                Trilogy Escrow (15)          None              (1)               12/01/99
                          Spendthrift Trust (AmeriNet Group)
3/7/01      16,947       Robert Pozner               Trilogy Escrow (15)          None              (1)               12/01/99
3/23/01     (15,947)     Yankees returned-
                          issued wrong number of     Trilogy Escrow (15)          None              (1)               12/01/99
                         shares on 3/7/01
3/23/01     5,000        Carrington Capital          Yankees compensation         None              (1)               12/1/99
                                                     Trilogy Escrow (15)
3/23/01     1,947        Yankees                     Trilogy Escrow (15)          None              (1)               12/1/99
3/31/01     12,479,522   TOTAL

4/26/01     (500,380)    Michael Caputa              Return of shares  pursuant
                                                      to WRI settlement agreement
                                                                    (13)
5/14/01     7,720        Frontline Processing        settlement on behalf         None              (1)
                                                      of Umile and Gleason AITC
5/3/01      484,752      Yankees                     Yankees exercise of warrant
                                                                   (21)           (4)               (2)
5/3/01      1,000,000    Calvo Family                Yankees exercise of warrant  (4)               (2)
                                                      and distributed shares back
                                                      to its stockholders
                                                                   (21)

5/3/01      1,000,000    Tucker Family               Yankees exercise of warrant and                (2)
                                                      distributed shares back to its
                                                      stockholders (21)
5/23/01     10,000       Edward C. Dmytryk           escrow agent for WRI and                       (2)
                                                      PriMed agreement
5/28/01     173,908      Coast To Coast Realty, Inc. Services as corporation information            (2)
                                                      spokesperson May 2000 to May  2001
5/28/01     220,000      Bolina Trading Corp         conversion of debt to equity                   (2)
                                                     $55,000           @$0.25
5/28/01     10,000       SKRD Trading Corp           Conversion of preferred to common
5/28/01     90,680       Vanessa H. Lindsey          Conversion of preferred to common
5/28/01     16,660       Edward C. Dmytryk           Conversion of preferred to common
5/28/01     666,680      Robert Pozner               Conversion of preferred to common
5/31/01     227,860      K. Walker                   Conversion of preferred to common
5/31/01     480,000      Bolena                      Conversion of preferred to common
5/31/01     600,000      Calvo Family                Conversion of preferred to common
5/31/01     5,193,340    Yankees                     Conversion of preferred to common
5/31/01     186,680      Debra Elenson               Conversion of preferred to common
5/31/01     166,680      Jonathan Eichner            Conversion of preferred to common
5/31/01     166,680      Scott Heicken               Conversion of preferred to common
5/31/01     450,400      Palm Air                    Conversion of preferred to common
5/31/01     26,660       Leonard M. Tucker           Conversion of preferred to common
5/31/01     573,340      Blue Lake                   Conversion of preferred to common
6/8/01      178,643      Lawrence R. Van Etten       compensation and expenses                       S-8
6/8/01      74,101       George Franjola             compensation                                    S-8
6/8/01      90,658       Vanessa H. Lindsey          compensation                                    S-8
6/8/01      187,741      Edward C. Dmytryk           compensation and expenses                       S-8
6/8/01      92,216       Douglas L. Wilson           compensation                                    S-8
6/8/01      2,000        G. Richard Chamberlin       compensation                                    S-8
6/8/01      10,216       David K. Cantley            compensation                                    S-8
6/8/01      533,486      K. Walker                   Finders fee
6/8/01      466,514      Palm Air
6/8/01      650,000      Jonathan Eichner            finders fee
6/8/01      650,000      Debra Elenson               finders fee

6/8/01      161,622      Calvo Family Spendthrift Trust  Yankees exercise of warrant and distributed shares back to its
                                                         stockholders (21)
6/8/01      161,621      Tucker Family Spendthrift Trust Yankees exercise of warrant and distributed shares back to its
                                                         stockholders (21)
6/8/01      150,000      Vanessa H. Lindsey              Yankees exercised warrant &
                                                         distributed shares to its employees  (21)
6/8/01      100,000      Edward C. Dmytryk               Yankees exercised warrant (21)
6/8/01      20,000       Sally Stroberg                  Yankees exercised warrant &
                                                         distributed shares to its employees (21)
6/8/01      20,000       Nancy Malonari                  Yankees exercised warrant &
                                                         distributed shares to its employees (21)


6/8/01      20,000       Warren Hirt                     Yankees exercised warrant &
                                                         distributed shares to its employees (21)
6/8/01      5,000        Jennifer Mitchem                Yankees exercised warrant &
                                                         distributed shares to its employees (21)
6/8/01     (5,000)      Sara Sanders                     AmeriNet purchased shares for $1500

27,300,000 total common stock outstanding


(1) Section 4(2) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. In addition, each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information.

(2) Section 4(6) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. Each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information; and, a Form D reporting the transaction was filed with the Commission.

(3) Section 4(1 1/2 ) of the Securities Act. The transaction involved a private sale of restricted securities under the exemption commonly referred to as the Section 4 1 1/2 exemption. The recipient receives restricted securities but, if obtained from a person not deemed a control person under Commission Rule 144, the recipient is permitted to "tack the transferor's holding period" for purposes of Commission Rule 144.

(4) No commissions or discounts were paid to anyone in conjunction with the sale of the foregoing securities, except that Yankees exercised preferential subscription rights granted by our company in Yankees' consulting agreement or that it may be entitled to compensation based on the terms of its consulting agreement with our company.

(5) Part of a private placement of 1,750,000 shares of our company's common stock required to raise emergency capital for our company and to induce Yankees to provide services to our company and recruit officers and directors while its consulting agreement with our company was being negotiated.

          The shares were allocated by Yankees among its stockholders and their families and to three individuals who agreed to serve as members of our company's board of directors (one of whom who also agreed to serve as our company's secretary and general counsel). Consideration was an aggregate of $35,000.

(6) Reimbursement for 50,000 shares transferred by the Calvo Family Spendthrift Trust to Carrington Capital Corp., at the request of Edward Granville-Smith, Jr., then our company's sole executive officer and director, in partial consideration for its agreement to assist our company.

(7) Consulting assistance pertaining to resumption of trading in our company's securities, including preparation of required disclosure information pursuant to Commission Rule 5c2-11, coordinating with market makers in filing Form 15c2-11 with the NASD and general business advice and assistance.

(8) Shares issued to G. Richard Chamberlin, Esquire, a member of our company's board of directors as well as its secretary and general counsel, as additional consideration for services rendered in conjunction with preparation of our company's Form 10-KSB for the year ended December 31, 1998.

(9) The shares were issued in a settlement with William A. Calvo, III, for services and related costs provided between 1995 and 1998, prior to the creation of Yankees. The original balance due was approximately $150,000 but the terms of the settlement were not consistent with representations made by our company in conjunction with other transactions at the time. As a result, our company agreed to adjust the compensation by issuance of 150,000 shares of its common stock, originally valued by our company and Mr. Calvo at $3,000, with the remaining balance due being written off in the interests of preserving our company's future business prospects. Mr. Calvo, as a principal of Yankees, had assigned his rights to such shares to Yankees which was responsible for the decision to write-off the remaining balance due. During our company's latest audit, the value was adjusted to $24,000 based on the average of the bid and offering price for our company's common stock ($0.16) on February 18, 1999, the date the agreement was amended, and thereafter, based on comments by the Commission's staff, the difference between the amount owed and such fair market value ($126,000) was treated as additional capital contributed to our company by Mr. Calvo.

(10) Shares of common stock issued to former stockholders of American Internet who were officers or directors thereof in exchange for their American Internet shares and to Yankees and its designees pursuant to the terms of its consulting agreement with our company in consideration for its role in arranging the acquisition (after material reductions based on American Internet's failure to meet its performance projections and inaccuracies in certain pre-acquisition representations by American Internet's management).

(11) Shares issued to Xcel in lieu of interest on a $75,000 loan (15,000 shares) and to Yankees for having pledged 35,000 shares of our company's common stock as security for such loan (7,000 shares).

(12) Shares issued to Internet Stock Trading School pursuant to the terms of the Equipment Purchase Agreement

(13) On November 12, 1999, WRI was merged into American Internet with all of WRI's capital stock canceled and converted into 531,000 shares of our company's's common stock. In addition, the former WRI stockholders were granted the right to receive up to 150,000 additional shares of our company's common stock, based on WRI's performance over a three year period. 500,380 shares were returned by Michael Caputa pursuant to the terms of a settlement agreement.

(14) Pursuant to the terms of its consulting agreement with our company, Yankees was entitled to compensation in an amount equal to 10% of the consideration received by the former WRI stockholders, for its services in arranging for the acquisition of WRI. As contemplated in its consulting agreement, a portion of such compensation was assigned by Yankees to persons who provide it with assistance in performing its services. In addition, Yankees voluntarily assigned 6,231 shares to Lynn Popitti, a former stockholder in American Internet.

(15) Shares issued in exchange for all of Trilogy's capital stock, 1,105,726 of the shares returned by Mr. and Mrs. Berardi pursuant to the terms of a settlement agreement.

(16) Pursuant to the terms of its consulting agreement with our company, Yankees was entitled to compensation in an amount equal to 10% of the consideration received by the former Trilogy stockholders, for its services in arranging for the acquisition of Trilogy, half of which was assigned by Yankees to Robert Harris Pozner in consideration for his assistance in conjunction with the acquisition.

(17) On May 31, 2000, our company entered into a settlement agreement with Xcel Associates, Inc. A copy of the settlement agreement was filed as an exhibit to a current report on Form 8-K filed with the Commission on June 15, 2000

(18) Shares of common stock issued to Gerald A. and Leigh A. Cunningham, former stockholders of Lorilei who were officers or directors thereof, in exchange for their Lorilei shares and to Yankees and its designees pursuant to the terms of its consulting agreement with our company in consideration for its role in arranging the acquisition. A portion of the shares are being held by Yankees as escrow agent (114,504 shares) and by Bruce Brashear, Esquire as escrow agent (80,916 shares). Pursuant to the terms of its consulting agreement with our company, Yankees is entitled to compensation in an amount equal to 10% of the consideration received by the former Lorilei stockholders, for its services in arranging for the acquisition of Lorilei, of which was assigned by Yankees to others.

(19) On December 11, 1998, Mr. Scimeca received options to purchase 200,000 shares of our company's common stock, at an exercise price of $0.02 per share as his only compensation from our company for services in all capacities. Mr. Scimeca transferred all of his rights to our company's securities, including those reflected in this table, to Palmair, Inc., a Bahamian corporation, with an address at 55 Frederick Street, Box CB-13039; Nassau, Bahamas ("Palmair"). Chrisje Gentis-VerMeulen, an individual with an address at Brouwrij 8; Breukelen (UTR) 3621, The Netherlands ("Ms. Gentis-VerMeulen"), is listed as the record stockholder and director of Palmair. The option was exercised by Palmair, Inc. on April 8, 2000.

(20) At the issuers request, Yankees converted $98,5000 of debt to equity ( a total of 788,000 shares of common stock ). A portion of the 788,000 shares received by Yankees was given to persons by Yankees.

(21)      Option to purchase  12.5% of our  company's  outstanding  and reserved capital stock (including all securities convertible into capital stock) outstanding or reserved, measured immediately following exercise of the option, in consideration for an aggregate of $90,000. The option was originally granted during November of 1998 and covered 10% of our company's outstanding or reserved common stock only, with the exercise price being $60,000. It was granted as a portion of consideration granted to Yankees under its consulting agreement with our company, in exchange for Yankees agreement to forego hourly and document licensing fees for a period of 365 days. During November of 1999, our company requested that the consulting agreement be renegotiated to extend for another year the waiver of Yankees' hourly and document licensing fees and in conjunction with the resulting amendment, the current terms were adopted. The amendment was disclosed in a report on Commission Form 8-K filed by our company on December 16, 1999. The number of shares issuable cannot be determined with certainty, The transaction and option agreement are more fully described in our company's report on Form 10-QSB for the quarter ended September 30, 1998, its Form 10- KSB for the years ended December 31, 1998 and June 30, 1999, and the report on Form 8-K filed on December 16, 1999. It has been assumed that the option will cover 2,500,000 shares since only 20,000,000 shares of common stock are authorized; however, the number may be different based on the actual number of outstanding and reserved shares of capital stock. (actual certificate was for 2,484,752 shares)

               List of Preferred Shares Issued as of May 15, 2001

Date $     No. of     Certific Stockholders Name &       $ paid     Date of  From Whom    To Whom Shares are     Certific     # of
received   Shares &   ate No.  address                   per share  Transfe  transferred  Transferred            ate #        Shares
& Date     Signed     &
Issued     subscripti Exempti
           on agree.  on #
7-3-00     6,000 yes  22 (2)  Bolina Trading Corp. S.A.   $5.00
                                                       ($30,000)
7-7-00     3,600 yes  23 (2)  Bolina Trading Corp. S.A.   $5.00
                                                       ($18,000)
7-27-00    8,000 yes  24 (2)  Bolina Trading Corp. S.A.   $5.00
                                                       ($40,000
8-15-00    46,000 yes 14 (2)  The Yankee Companies, Inc.  $2.50 *
                                                      ($115,000
8-15-00    3,393 yes  15 (2)  K. Walker Ltd.              $5.00 *
                                                       ($16,965)
8-30-00    5,920 yes  16 (2)  PalmAir, Inc.               $5.00
                                                       ($29,600)
10-5-00    100,000       (2)  The Yankee Companies, Inc. $2.50 *    10-5-00  Yankees      Bolina Trading Corp. S.A. 25        6,400
               yes                          ("Yankees")($250,000
                                                                    10-5-00  Yankees      Vanessa H. Lindsey        18        500
                                                                    10-5-00  Yankees      PalmAir, Inc.             20        6,600
                                                                    10-5-00  Yankees      Debra Ellenson            21        1,000
                                                                    10-5-00  Yankees      Yankees                   17        85,500
11-13-00   27,797 yes    (2)  Yankees                    $2.50 *    11-13-00 Yankees      Palm Air                  02        2,000
                                                    ($64,492.50)
                                                                    11-13-00 Yankees      Vanessa Lindsey           03        797
                                                                    11-13-00 Yankees      Yankees                   01        25,000
11-13-00   16,000 yes    (2)  Yankees                    $2.50 *
                                                        ($40,000)
12-15-00   30,000 yes    (2)  Yankees                    $2.50*     12-5-00  Yankees      Vanessa Lindsey           05         1,000
                                                        ($75,000)
                                                                    12-5-00  Yankees      PalmAir, Inc.             06         2,000
                                                                    12-5-00  Yankees      Yankees                   04        27,000
1-31-01    5,000 yes     (2)  Yankees                    $10,000    1-31-01  Yankees      Debra Elenson             08         5,000
                                                         January
                                                         compensation
1-31-01    10,000 yes    (2)  Yankees                    $2.00*     1-31-01  Yankees      Jonathan Eichner          09         5,000
                                                       ($20,000)
                                                                    1-31-01  Yankees      Scott Heicken             10         5,000
1/29/01    1,333         (2)  Leonard M. Tucker          $1.50
                                                        ($2,000)
2/28/01    10,000 yes 36 (2)  Blue Lake Capital Corp.    $1.50
                                                       ($15,000)
2/28/01    12,000 yes 28 (2)  Yankees                    $1.50
                                                       ($18,000)
2/28/01    6,667 yes     (2)  Yankees                    $1.50      2/28/01  Yankees      K. Walker, Ltd.           29         2,500
                                                       ($10,000)
                                                       February
                                                     compensation
                                                                    2/28/01  Yankees      PalmAir, Inc.             30         2,500
                                                                    2/28/01  Yankees      Vanessa Lindsey           31           834
                                                                    2/28/01  Yankees      Edward Dmytryk            33           833



3/1/01     10,000 yes 35 (2)  Calvo Family Spendthrift Trust $1.50
                                                         ($15,000)
3/31/01    6,667 yes     (2)  Yankees                        $1.50  3/31/01  Yankees      K. Walker, Ltd.           29         4,000
                                                         ($10,000)
                                                          March
                                                       compensation
                                                                    3/31/01  Yankees      SRKD Trading Corp.        34           500
                                                                                          2500 N. Military Trail,
                                                                                          Suite 240; Boca Raton, FL 33431
                                                                    3/31/01  Yankees      Vanessa Lindsey           31           667
                                                                    3/31/01  Yankees      Yankees                   28         1,500
3/31/01    89,072 yes    (2)  Yankees                        $1.50  3/31/01  Yankees      PalmAir                   30         3,500
                                                         ($133,608)
                                                                    3/31/01  Yankees      K. Walker                 29         1,500
                                                                    3/31/01  Yankees      Vanessa Lindsey           31           736
                                                                    3/31/01  Yankees      Yankees                   28        83,336
                         (3)  Yankees took shares from cert         3/16/01  Yankees      Robert Pozner                     (33,334)
                            # ____ and had it issued
                         (3)  Yankees took shares from cert         3/19/01  Yankees      Debra Ellenson                     (3,334)
                            # ____ and had it issued
                         (3)  Yankees took shares from cert         3/19/01  Yankees      Scott Heicken                      (3,334)
                            # ____ and had it issued
                         (3)  Yankees took shares from cert         3/19/01  Yankees      Jonathan Eichner                   (3,334)
                           # ____ and had it issued
3/31/01    14,667 yes 36 (2)  Blue Lake Capital              $1.50
                                                         ($22,000)
3/31/01    1,333 yes  35 (2)  Calvo Family                   $1.50
                                                           ($2,000)
4/10/01    6667          (2)  Calvo Family                   $1.50
                                                          ($10,000)
4/10/01    4,000      36 (2)  Blue Lake                      $1.50
                                                           ($6,000)
4/24/01    4,000         (2)  Calvo Family                   $1.50
                                                           ($6,000)
4/27/01    4,000         (2)  Calvo Family                   $1.50
                                                           ($6,000)
4/30/01    6,667         (2)  Yankees                      $10,000
                                                           compensation
                                                           for April
5/3/01     (6667)     04      Yankees                     cashless  5/3/01   Yankees                       received
                                                                             exercise                      20,333 shares back
                                                                             of warrant                    from certificate # 4
                                                                                                           which was originally
                                                                                                           for 27,000 shares
5/701      4,000         (2)  Calvo Family                   $1.50
                                                           ($6,000)
5/31/01    6667          (2)  Yankees                        $1.50
                                                          ($10,000)
                                                           May
                                                        compensation
5/25/01    (500)              SKRD Trading Corp.             (4)
5/25/01    (4534)             Vanessa Lindsey                (4)

5/25/01    (833)              Edward C. Dmytryk              (4)
5/25/01    (33,334)           Robert Pozner                  (4)
5/31/01    (24,000)           Bolina Trading Corp            (4)
5/31/01    (1,333)            Leonard M. Tucker              (4)
5/31/01    (22,520)           PalmAir, Inc.                  (4)
5/31/01    (11,393)           K. Walker                      (4)
5/31/01    (9,334)            Debra Elenson                  (4)
5/31/01    (28,667)           Blue Lake capital              (4)
5/31/01    (30,000)           Calvo Family                   (4)
5/31/01    (8,334)            Scott Heicken                  (4)
5/31/01    (8,334)            Jonathan Eichner               (4)
5/31/01    (259,667)          Yankees                        (4)

0 shares outstanding

*        certificate numbers 11, 12, 13, 19 are all voided and cancelled.

(1) Section 4(2) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. In addition, each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information.

(2) Section 4(6) of the Securities Act. In each case, the subscriber was required to represent that the shares were purchased for investment purposes, the certificates were legended to prevent transfer except in compliance with applicable laws and the transfer agent was instructed not to permit transfers unless directed to do so by our company, after approval by its legal counsel. Each subscriber was directed to review our company's filings with the Commission under the Exchange Act and was provided with access to our company's officers, directors, books and records, in order to obtain required information; and, a Form D reporting the transaction was filed with the Commission.

(3) Section 4(1 1/2 ) of the Securities Act. The transaction involved a private sale of restricted securities under the exemption commonly referred to as the Section 4 1 1/2 exemption. The recipient receives restricted securities but, if obtained from a person not deemed a control person under Commission Rule 144, the recipient is permitted to "tack the transferor's holding period" for purposes of Commission Rule 144.

(4) Converted preferred shares to Common.

                                  Exhibit 3.2C4
            Comment Letters from the Securities & Exchange Commission

     The company received a notice from the Securities and Exchange Commission on March 15, 2001, suggesting that an S-3 would be inappropriate to file:
"because we failed to meet the requirements for the use of this form, specifically General Instruction 1.B.3." Park City Group has been provided a copy of the letter from the Commission.


                                  Exhibit 3.2E
                         Pending & Threatened Litigation

     AmeriNet is not aware of any threatened litigation, except that one of its directors, J. Bruce Gleason has refused to sign a termination and settlement agreement based on the following allegation, which management refutes:

     J. Bruce Gleason, a member of AmeriNet's board through an acquisition, indicated that he feels he is owed approximately $32,000 from AmeriNet. Ed Dmytryk showed existing documents and information pertaining to this claim and the Board determined that there was no cause for the Board to settle. However a compromise was offered and Mr. Gleason refused the compromise. A copy of the letter from Bruce Gleason's attorney and his partner, Mr. Umile, have been provided to Park City Group.

     AmeriNet, Inc., a Delaware corporation, owns the trademark for AmeriNet, AmeriNet and Design. In August of 1999, AmeriNet, Inc. threatened action if AmeriNet Group.com, Inc. continued using the abbreviated form of AmeriNet in its communication. In April of 2001, Ed Dmytryk, talked to both AmeriNet, Inc's lawyer and president and discussed the pending acquisition of Park City Group. The president of AmeriNet, Inc. indicated that if the acquisition took place there would be no further action on their behalf as long as AmeriNet Group.com, Inc.'s name changed, as agreed to by Park City Group. A copy of the letter from AmeriNet, Inc's lawyer has been provided to Park City Group.

     AmeriNet of Michigan, a Michigan corporation, owns the trademark for AmeriNet In December of 1999, AmeriNet of Michigan assured AmeriNet Group.com, Inc. that they would continue to monitor the situation and will take appropriate action to protect its rights if any actual confusion occurs between our company and their company. A copy of the letter from AmeriNet of Michigan's lawyer has been provided to Park City Group.

                                  Exhibit 3.2F
                            Tax Obligations and Liens

1. The exceptions apply to AmeriNet only and not to its subsidiaries since there will be no subsidiaries at closing, however some of AmeriNet's subsidiaries have not filed tax returns. (ie. Lorilei Communications, Inc. & and AmeriNet Communications, Inc. )

2.   AmeriNet's tax returns for 1999 and 2000 were filed in April of 2001.

3. Payroll taxes to the IRS for the 2nd quarter will need to be paid up to the date of closing.


                                  Exhibit 3.2H
                            Liabilities & Obligations

1. There is a liability to officers and consultants to issue approximately 635,575 shares of common stock.

2. All outstanding options and warrants as reflected in Exhibit 3.2B should be considered a liability

3. All outstanding registration rights as reflected in Exhibit 3.2B4 should be considered a liability

4. A copy of the consulting agreement between Funds America Finance Corporation and AmeriNet has been provided to Park City. The only AmeriNet obligation that will survive closing is the obligation to provide a shareholders list.

5. A copy of the consulting agreement between PriMed Technologies, Inc., AmeriNet and Liberty Transfer Co. has been provided to Park City. The only AmeriNet obligation that will survive closing is the obligation to provide a shareholders list.

6.   Liability to pay Liberty Transfer Co. for services as transfer agent.

7. All tax obligations reflected in Exhibit 3.2F should be considered a liability.

8.   Payroll to employees will be paid up to the date of closing.

9.   Contract with  Hamilton Lehrer & Dargan, P.A.

10.  Contract with Jericho Capital Corp.

11. A claim from Bruce Gleason to pay him $32,000 and return 930,000 shares of AmeriNet's common stock. See Exhibit 3.2E Litigation.

                                  Exhibit 3.2J
                                     Leases

         AmeriNet has no leases.




                                  Exhibit 3.2K2
                      Insurance Policies and Fidelity Bonds

         AmeriNet has no insurance policies or fidelity bonds.

                                  Exhibit 3.2L
                            Contracts and Commitments

(i) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any collective bargaining agreement or contract with any labor union:

         Not Applicable

(ii) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any bonus, pension, profit sharing, retirement, or other form of deferred compensation plan:

- *Non-Qualified Stock Option & Stock Incentive Plan, 2000, effective
   January 1, 2000with award certificates
- *Non-Qualified Stock Option & Stock Incentive Plan, 2000, effective
   March 8, 2000                Filed on 10/22/99 10-KSB
- *Non-Qualified Stock Option & Stock Incentive Plan, 2001, effective
   January 1, 2001 with award certificates
- AmeriNet Communications, Inc. Stock Option Plan, effective October ,
  2000 Filed on 01/05/01 8-K
- Agreement to Adopt Stock Option Plan, dated 12/22/00 Filed 12/21/00 8-K
- Corporate Director Agreement - Cantley, David K., dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Chamberlin, Richard, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Champion, Charles, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Dmytryk, Edward, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Gleason, Bruce, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Joffe, Anthony, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Lindsey, Vanessa, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement - Van Etten, Larry, dated 12/21/00 filed on 01/05/01 8-K
- Corporate Director Agreement- Wilson, Douglas, dated 12/21/00 filed on 01/05/01 8-K
- *Common Stock Purchase Warrant - Cantley, David K, dated 06/26/00
- *Common Stock Purchase Warrant - Cantley, David K., dated 04/03/01
- *Common Stock Purchase Warrant - Jordan, Michael, dated 06/26/00
- *Common Stock Purchase Warrant - Lipson, Saul B., dated 06/26/00
- *Common Stock Purchase Warrant - Lindsey, Vanessa H., dated 06/26/00
- *Common Stock Purchase Warrant - Van Etten, Lawrence, dated 06/26/00

(iii) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any medical insurance or similar plan or practice, whether formal or informal:

         Not applicable

(iv) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any contract for the employment of any officer, employee, or other person on a full-time or consulting basis or relative to severance pay or change-in-control benefits for any such person:

- *Agreement with PriMed Technologies, Inc, AmeriNet and Liberty, dated 5/31/01
- Consulting Agreement with Market Force, Inc. - dated 4/26/01
- Strategic Consulting Agreement with Yankee Companies - dated 12/29/00
         Filed 01/05/01 8-K
- Consulting Agreement, Amended - Yankees, dated 11/23/99 Filed 12/12/99 8-K
- *Consulting Agreement - Funds America, dated 08/04/99 Filed 12/31/98 10-KSB
- Contract of Service Agreement-Trinity Venture, dated 03/26/01
- Corporate Information Service Agreement - Scimeca, Charles, dated 03/06/01
- Corporate Information Service Agreement - Wall Street Watch, dated 03/13/01
- Corporate Secretary Agreement - Lindsey, Vanessa, dated 01/11/00 Filed 01/05/01 8-K
- Director & Officer Superseder & Settlement Agreement - Cantley, David
- Director & Officer Superseder & Settlement Agreement - Chamberlin, dated 04/26/01
- Director & Officer Superseder & Settlement Agreement - Dmytryk, dated 04/09/01

-   Director & Officer Superseder & Settlement Agreement - Franjola, dated
    04/26/01
-   Director & Officer Superseder & Settlement Agreement - Lindsey, dated
    04/06/01
-   Director & Officer Superseder & Settlement Agreement - Van Etten, dated
    04/10/01
-   Director & Officer Superseder & Settlement Agreement - Wilson, dated
    04/11/01
-   Employment Agreement - Cantley, David, dated 02/17/00 until 06/30/01
    Filed 10/13/00 10-K
-   Employment Agreement- Jordan, Michael, dated 08/19/99 Filed 08/24/99 8-K
-   Employment Agreement- Van Etten, Lawrence, dated 05/22/00,Filed105130/00 8-K
-   Retainer Letter Agreement - Chamberlin, dated 03/13/01

(v) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any agreement or indenture relating to the borrowing of money in excess of $2,000 or to mortgaging, pledging or otherwise placing a lien on any assets of AmeriNet which has a fair market value in excess of $5,000 in the aggregate:

-  Convertible Loan Agreement, dated 5/7/01
- Loan & Security Agreement - The Yankee Companies, dated 05/05/00 Filed 05/15/00 10-QSB
- Full Recourse Secured Promissory Note - Yankees, dated 05/05/00 Filed 05/15/00 10-QSB
-  Promissory Note - AmeriNet/Lorilei, dated 10/12/00      Filed 11/02/00 8-K
-  Promissory Note-AmeriNet/ PriMed, dated 01/17/01

(vi) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection:

-  Convertible Loan Agreement, dated 5/7/01
- Loan & Security Agreement - The Yankee Companies, dated 05/05/00,Filed 05/15/00 10-QSB
- Full Recourse Secured Promissory Note - Yankees, dated 05/05/00, Filed 05/15/00 10-QSB

(vii) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal:

         Not applicable

(viii) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $2,000:

         Not applicable

(ix) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any contract or group of related contracts with the same party for the sale of products or services, under which the undelivered balance of such products and services has a sales price in excess of $2,000:

         Not applicable

(x) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any franchise agreement:

         Not applicable

(xi) Except as set forth below AmeriNet is not a party and has not been a party for a period of at least one year to any other agreement material to AmeriNet's business or not entered into in the ordinary course of business:

- Agreement to Assign Claims - Yankees/AmeriNet, dated 05/04/01
- Assignment of Claims, dated 05/04/01
- Assignment and Transfer of Bankruptcy Claim #18, dated 05/04/01

- Assignment and Transfer of Bankruptcy Claim #20, dated 05/04/01
- Cisco Reseller Agreement, dated 02/09/01
- Conversion Agreement - Blue Lake Capital Corp, dated 02/28/01 filed on 05/15/01 10-Q
- Conversion Agreement - Blue Lake Capital Corp, dated 03/31/01 filed on 05/15/01 10-Q
- Conversion Agreement - Blue Lake Capital Corp., dated 04/10/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 03/01/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 03/31/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 04/01/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 04/24/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 04/27/01 filed on 05/15/01 10-Q
- Conversion Agreement - Calvo Family Spendthrift Trust, dated 05/07/01 filed on 05/15/01 10-Q
- Conversion Agreement - K. Walker, LTD., dated 08/15/00 filed on 05/15/01 10-Q
- Conversion Agreements - Tucker, Lenny, dated 01/29/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 06/30/00 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 08/15/00 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 10/05/00 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 11/13/00 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 12/05/00 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 01/31/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 01/31/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 02/28/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 02/28/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 03/31/01 filed on 05/15/01 10-Q
- Conversion Agreement - Yankees, dated 03/31/01 filed on 05/15/01 10-Q
- Conversion Agreement-Yankees, dated 4/30/01 filed on 05/15/01 10-Q
- Conversion Agreement-Yankees, dated 5/31/01 filed on 05/15/01 10-Q
- License Agreement - Yankees, dated 02/09/00 Filed 12/31/99 10-Q
- License Agreement, Amendment - Yankees/WRI, dated 04/16/01 Filed 04/30/01 8-K
- License Transfer Agreement, dated April 16, 2001
- Reorganization Agreement - Lorilei, dated 05/11/00 Filed 05/30/00 8-K
- Recission Agreement - Vista Vacation, dated 07/12/00 Filed 08/15/00 8-K
- Settlement Agreement - Frontline Processing, dated 04/15/01
- Subscription Agreement - Bolina Trading Corp.,dated 07/04/00 Filed on 05/15/01
- Subscription Agreement - Bolina Trading Corp.,dated 07/07/00 Filed on 05/15/01
- Subscription Agreement - Bolina Trading Corp.,dated 07/27/00 Template filed on 05/15/01
- Subscription Agreement - Franjola, George, dated 06/06/00
- Subscription Agreement - Franjola, John, dated 06/05/00
- Subscription Agreement - K. Walker, Ltd., dated 06/07/00
- Subscription Agreement - K. Walker, Ltd., dated 06/07/00
- Subscription Agreement - Palmair, Inc., dated 08/30/00 Filed on 05/15/01 8-KSB
- Subscription Agreement - Van Etten, Lawrence, dated 06/08/00
- Subscription Agreement - Van Etten, Linda, dated 06/08/00
- Subscription Agreement - Van Etten, Lawrence and Linda, dated 06/08/00
- Subscription Agreement - The Yankee Companies, dated 06/16/00
- Superseder & Exchange Agreement - Trilogy, dated 06/30/00 Filed 07/17/00 8-K
- Superseder & Exchange Agreement - WRI, dated 01/26/01 Filed 02/08/01 8-K
- Superseder & Settlement Agreement - Xcel, dated 05/31/00 Filed 06/15/00 8-K
- Superseder and Termination Agreement -Yankees, dated 5/25/01
- Warrant Agreement, Amended - Elenson, Debra , dated 5/22/01
- Warrant Agreement, Amended - Eichner, Jonathan - dated May 23, 2001
- Warrant Agreement - The Yankee Companies, dated 11/23/99 Filed 05/11/01 8-K
- Warrant Agreement, Amended Supplement, dated 04/30/01 Filed 05/11/01 8-K
- *Warrant Agreement, Yankees, dated 5/2/01
- *Warrant Agency Agreement, Yankees/Liberty, dated 5/25/01

- Weekly Stock Picks.com, dated 03/07/01
- Letter of Intent, dated 12/13/00
- *Hamilton Lehrer & Dargan, P.A. - *Jericho Capital Corp.

* This agreement will remain in effect after the closing of the Park City Group/AmeriNet reorganization.




                                  Exhibit 4.3C
                                    Consents


1. A copy of the annual stockholders meeting minutes, dated December 21, 2001, have been provided to Park City.

2. A copy of the Board minutes dated May 18, 2001, have been provided to Park City.

3. See exhibit 3.2L for a copy of the termination agreement between AmeriNet and Yankees.



                                  Exhibit 5.2D
                                  Legal Opinion